PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated June __, 2018

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Square Chain Corporation

$4,000,000

80,000,000 SHARES OF COMMON STOCK

$0.05 PER SHARE

This is the public offering of securities of Square Chain Corporation, a Nevada corporation. We are offering 80,000,000 shares of our common stock, par value $0.001 (“Common Stock”), at an offering price of $0.05 per share (the “Offered Shares”) by the Company. This Offering will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 20,000 Offered Shares ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

We are a shell company pursuant to Rule 405 of the Securities Act. This will have a material impact on our ability to attract additional capital. See “Risk Factors – We are a shell company pursuant to Rule 405 of the Securities Act. This may impact our ability to attract additional capital.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price is based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “SQCC.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.005	$4,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company	$0.005	$4,000,000

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

(4) Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $400,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.05 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is June __, 2018.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Square Chain”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Square Chain Corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business we intend to develop; and

●	Our reliance on suppliers and customers; and

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern; and

●	Our ability to effectively execute our business plan; and

●	Our ability to manage our expansion, growth and operating expenses; and

●	Our ability to finance our businesses; and

●	Our ability to promote our businesses; and

●	Our ability to compete and succeed in highly competitive and evolving businesses; and

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Square Chain Corporation” was incorporated under the laws of the State of Arizona on November 14, 1994 under the name of Piranha Interactive Publishing, Inc. On November 22, 1996, the Company reincorporated under the laws of the State of Nevada and effected a forward split of its common stock on a basis of approximately 242 shares of the Nevada corporation for each share of the Arizona corporation. On October 28, 2009, the Company filed Amended and Restated Articles of Incorporation effectively changing the name of the corporation to Piranha Ventures, Inc. On November 21, 2011, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation changing the name of the corporation to Realgold International, Inc. On May 16, 2013, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada changing its name from Realgold International, Inc. to Asia Travel Corporation. On March 8, 2018, the Company filed a Certificate of Amendment with the State of Nevada to effectively change the name of the Company to Square Chain Corporation.

The trading symbol for our Common Stock is ‘SQCC.” Our previous trading symbol was “ATSR” prior to our filing a name change with the State of NV and an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority in March 2018.

The Issuer’s offices are located at 3609 Hammerkop Dr., N. Las Vegas, NV 89084, Phone: 727-510-9525, Email info@squarechain.io. We maintain a website at http://www.squarechain.io. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

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Trading Market

Our Common Stock is quoted on the OTC Markets’ Pink Open Market under the symbol “SQCC.”

THE OFFERING

Issuer:	Square Chain Corporation

Securities offered:	A maximum of 80,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.05 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	186,248,501 issued and outstanding as of April 30, 2018

Number of shares of Common Stock to be outstanding after the offering	266,248,501 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.05

Maximum offering amount:	80,000,000 shares at $0.05 per share, or $4,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “SQCC.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $3,600,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including:

Immediate and substantial dilution.

Limited market for our stock.

Competition

Limited operational history

Doubts about our ability to continue in business

See “Risk Factors.”

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Relating to Our Financial Condition

Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, our significant losses from operations and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operation.

As we have less than ten years of corporate operational history and have yet to generate revenue under our new business model, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in both the alternative investments and blockchain technology sectors, which is a rapidly transforming technological sector. There is no guarantee that we will properly execute our business model in either sector.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors in the field of blockchain technology have a significantly larger user base and revenue stream, but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future, could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

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We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	Demand for our products; and

●	Our ability to obtain and retain existing customers; and

●	Our ability to develop our blockchain applications; and

●	General economic conditions, both domestically and in foreign markets; and

●	Advertising and other marketing costs; and

●	Costs of creating our blockchain applications; and

●	Retaining key personnel

●	Positive returns on our alternative investments.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

Risks Relating to Our Business and Industry

The Company has an evolving business model

As digital assets and blockchain technologies become more widely available, the Company expects the services and products associated with them to evolve. As a result, to stay current with the industry, the Company’s business model may need to evolve as well. From time to time, the Company may modify aspects of its business model relating to its product mix and service offerings. The Company cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. The Company may not be able to manage growth effectively, which could damage its reputation, limit its growth and negatively affect its operating results. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company .

We will need to raise additional capital to continue operations over the coming year.

We anticipate the need to raise approximately $4,000,000 in capital to fund our operations through December 31, 2019 . We expect to use these cash proceeds, primarily to acquire other blockchain based companies, joint ventures, retain additional key personnel and remain in full legal and accounting compliance with the SEC. We cannot guarantee that we will be able to raise these required funds or generate sufficient revenue to remain operational.

Our monetization strategy is dependent on many factors outside our control.

There is no guarantee that our efforts to monetize Square Chain Corporation, nor any of the companies we plan on acquiring, will be successful. Furthermore, our competitors may introduce more advanced consumer and business to business applications that deliver a greater value proposition to customers. Customers may stop using our business applications for many reasons, including the addition of advertising, preventing any monetization from occurring. The development of our busness plan may take longer than expected and cost more money than projected. As blockchain technology and the businesses developed around this technology are new technology, we anticipate there will be many changes and developments to occur around this technology that may disrupt our business model. All these factors individually or collectively may preclude us from effectively monetizing our business.

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Government actions or digital distribution platform restrictions could result in our products and services being unavailable in certain geographic regions, harming future growth.

Due to our connections to the blockchain industry, governments and government agencies could ban or cause our network or future apps to become unavailable in certain regions and jurisdictions. This could greatly impair or prevent us from registering new customers at our online portal in affected areas and prevent current customers from accessing the network. In addition, government action taken against our service providers, suppliers or partners could cause our network to become unavailable for extended periods of time.

Failure to identify and acquire technology and assets in the blockchain sector could greatly harm our business model.

Our business model is reliant on our ability to identify and acquire technology and assets within the blockchain sector. There is no guarantee that we will be successful in identifying viable companies or successful in acquiring any companies.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;

●	Maintain a system of management controls; and

●	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or targets. We compete with both start-up and established financial and technology companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the traditional joint b investments and blockchain technology sectors.

We expect to operate in a highly competitive industry, and if we are not able to compete effectively, our business and operating results will be harmed.

We expect that many companies, large and small, will enter the market for blockchain applications. Blockchain users may also develop their own applications.

We anticipate that the software for blockchain services will continue to become more sophisticated and effective and that demand for our services could be adversely affected.

Our target market may be dominated by large, well-financed, and technologically sophisticated entities that have focused on blockchain solutions. We expect large integrated technology companies to become more active in our markets, both through acquisition and internal investment. As costs fall and technology improves, increased market saturation may change the competitive landscape in favor of competitors with greater scale than we possess. In addition, a few smaller companies may provide blockchain software using a model similar to ours; the offerings of these smaller companies may reduce the perceived competitive advantage of our services and impact our market share. If we fail to distinguish our offerings from the other options available, the demand for and market share of those offerings may decrease.

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We anticipate that certain of our future competitors will have greater name recognition, longer operating histories, and significantly greater resources than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or client requirements. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with vendors of complementary products, technologies, or services to increase the availability of their products to the marketplace. Current or future competitors may consolidate to improve the breadth of their products, directly competing with our integrated offerings. Accordingly, new competitors or alliances may emerge that have greater market share, larger client bases, more widely adopted proprietary technologies, broader offerings, greater marketing expertise, greater financial resources, and larger sales forces than we have, which could put us at a competitive disadvantage. Further, in light of these advantages, even if our services are more effective than the product or service offerings of our competitors, current or potential clients might accept competitive products and services in lieu of purchasing our services. Increased competition is likely to result in pricing pressures, which could negatively impact our sales, profitability, or market share. In addition to new niche vendors, who offer stand-alone products and services, we face competition from existing enterprise vendors, including those currently focused on software solutions, which have information systems in place with clients in our target market. These existing enterprise vendors may now, or in the future, offer or promise products or services with less functionality than our services, but that offer ease of integration with existing systems and that leverage existing vendor relationships.

Competing blockchain platforms and technologies.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. This may adversely affect the Company and its exposure to various blockchain technologies. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company .

If we do not continue to innovate and provide services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing services that our prospective users find valuable. Our competitors will constantly develop products and services that may become more efficient or appealing to our clients. As a result, we must continue to invest significant resources in research and development in order to enhance our existing services and introduce new high-quality services that clients will want. If we are unable to predict user preferences or industry changes, or if we are unable to modify our services on a timely basis, we may lose clients. Our operating results would also suffer if our innovations are not responsive to the needs of our clients, are not appropriately timed with market opportunity, or are not effectively brought to market. As technology continues to develop, our competitors may be able to offer results that are, or that are perceived to be, substantially similar to or better than those generated by our services. This may force us to compete on additional service attributes and to expend significant resources in order to remain competitive.

Failure to manage our rapid growth effectively could increase our expenses, decrease our revenue, and prevent us from implementing our business strategy.

After funding, we expect to experience a period of rapid growth. To manage our anticipated future growth effectively, we must continue to maintain, and may need to enhance, our information technology infrastructure and financial and accounting systems and controls, as well as manage expanded operations in geographically distributed locations. We also must attract, train, and retain a significant number of qualified sales and marketing personnel, professional services personnel, software engineers, technical personnel, and management personnel. Failure to manage our rapid growth effectively could lead us to over-invest or under-invest in technology and operations; result in weaknesses in our infrastructure, systems, or controls; give rise to operational mistakes, losses, or loss of productivity or business opportunities; and result in loss of employees and reduced productivity of remaining employees. Our growth could require significant capital expenditures and may divert financial resources and management attention from other projects, such as the development of new services. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our revenue could decline or may grow more slowly than expected, and we may be unable to implement our business strategy.

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We depend on key employees and face competition in hiring and retaining qualified employees.

Our employees are vital to our success, and our key management and other employees are difficult to replace. We currently do not have employment contracts with our key employees. We may not be able to retain highly qualified employees in the future which could adversely affect our business.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

We may in the future be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. While neither Nevada law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we have entered into an indemnification agreement with our President and intend to enter into similar agreements with other officers and directors in the future. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We may experience significant losses from operations.

Even if we do generate operating income in one or more quarters in the future, subsequent developments in our industry, customer base, business or cost structure or an event such as significant litigation or a significant transaction may cause us to again experience operating losses. We may not become profitable for the long-term, or even for any quarter.

Because competition for our target employees is intense, we may not be able to attract and retain the highly skilled employees we need to support our planned growth.

To continue to execute on our growth plan, we must attract and retain highly qualified personnel. Competition for these personnel is intense, especially for senior sales executives and engineers with high levels of experience in designing and developing software and Internet-related services. We may not be successful in attracting and retaining qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. In addition, in making employment decisions, particularly in the Internet and high-technology industries, job candidates often consider the value of the equity awards they are to receive in connection with their employment. Volatility in the price of our stock or failure to obtain stockholder approval for increases in the number of shares available for grant under our equity plans may, therefore, adversely affect our ability to attract or retain key employees. Furthermore, the requirements to expense equity awards may discourage us from granting the size or type of equity awards that job candidates require to join our company. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

If we acquire companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value, and adversely affect our operating results and the value of our common stock.

As part of our business strategy, we may acquire, enter into joint ventures with, or make investments in complementary companies, services, and technologies in the future. Acquisitions and investments involve numerous risks, including:

●	difficulties in identifying and acquiring products, technologies, or businesses that will help our business;

●	difficulties in integrating operations, technologies, services, and personnel;

●	diversion of financial and managerial resources from existing operations;

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●	the risk of entering new markets in which we have little to no experience;

●	risks related to the assumption of known and unknown liabilities;

●	the risk of write-offs and the amortization of expenses related to purchased intangible assets; and

●	delays in client purchases due to uncertainty and the inability to maintain relationships with clients of the acquired businesses.

As a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, we may incur costs in excess of what we anticipate, and management resources and attention may be diverted from other necessary or valuable activities.

We may choose to expand by strategic acquisitions of technology and assets. Completion of the any proposed acquisition is subject to various closing conditions, involves significant costs, and will require considerable attention from our management. Failure to complete the acquisition could adversely affect our stock price and our future business and operations.

The completion of the any proposed acquisition is subject to the satisfaction of various closing conditions, including the approval by target stockholders, and we cannot assure you that such conditions will be satisfied and that the acquisition will be successfully completed. In the event that the acquisition is not consummated, we will have spent considerable time and resources, and incurred substantial costs, including costs related to the acquisition, many of which must be paid even if the merger is not completed. If the acquisition is not consummated, our reputation in our industry and in the investment community could be damaged and, as a result, the market price of our common stock could decline.

We may fail to realize the anticipated benefits of any acquisition.

The success of any acquisition will depend on, among other things, our ability to combine our businesses in a manner that does not materially disrupt existing relationships and that allows us to achieve operational synergies and capitalize on the increased brand recognition and customer base of the combined company. If we are not able to achieve these objectives, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected. In particular, the acquisition may not be accretive or accelerate sales in near or long term.

The integration process could result in the loss of key employees; the disruption of our ongoing businesses; or inconsistencies in standards, controls, procedures, or policies that could adversely affect our ability to maintain relationships with third parties and employees or to achieve the anticipated benefits of the acquisition. Integration efforts between the two companies will also divert management’s attention from our core business and other opportunities that could have been beneficial to our shareholders. An inability to realize the full extent of, or any of, the anticipated benefits of the acquisition, as well as any delays encountered in the integration process, could have an adverse effect on our business and results of operations, which may affect the value of the shares of our common stock after the completion of the acquisition.

Further, the actual integration may result in additional and unforeseen expenses. Operational improvements and actual cost synergies, if achieved at all, may be lower than we expect and may take longer to achieve than we anticipate. If we are not able to adequately address these challenges, we may be unable to realize the anticipated benefits of the integration of any acquisition.

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Risk Related to the Blockchain Business

We expect to derive revenue from a limited number of products and do not have a broadly-diversified product base.

We expect that a majority of our revenue will be derived from the sale of blockchain products. We also anticipate that a substantial portion of our future revenue, if any, will also be derived from these products and related services. If the sale of these products and services is impeded for any reason and we have not diversified our product offerings, our business and results of operations would be negatively impacted. This includes a diversification from hardware products to software solutions and related services; which transformation, if not successfully executed, could lead to reduced revenue.

The sales cycle for our products and technology may be long, and we may incur substantial expenses for sales that do not occur when anticipated.

The sales cycle for our products, which is the period of time between the identification of a potential customer and completion of the sale, is typically lengthy and subject to a number of significant risks over which we have little control. If revenue falls significantly below anticipated levels, our business would be seriously harmed.

Purchasing decisions for our products and systems may be subject to delays due to many factors that are not within our control, such as: (1) The time required for a prospective customer to recognize the need for our products; (2) The significant expense of many data products and network systems; (3) Customers’ internal budgeting processes; and (4) Internal procedures customers may require for the approval of large purchases.

As our operating expenses are based on anticipated revenue levels, a small fluctuation in the timing of sales can cause our operating results to vary significantly between periods.

We have a great dependence on a limited number of suppliers and the loss of their manufacturing capability could materially impact our operations.

In the event that the supply of components or finished products is interrupted or relations with any of our principal vendors is terminated, there could be increased costs and considerable delay in finding suitable replacement sources to manufacture our products.

We depend significantly upon our proprietary technology and intellectual property and the loss of or the successful challenge to our proprietary rights could require us to divert management attention and could reduce revenue and increase our operating costs.

From time to time, we may receive claims that we have infringed the intellectual property rights of others, including claims regarding patents, copyrights, and trademarks. Because of constant technological change in the segments in which we compete, the extensive patent coverage of existing technologies, and the rapid rate of issuance of new patents, it is possible that the number of these claims may grow. In addition, former employers of our former, current, or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of these former employers. Any such claim, with or without merit, could result in costly litigation and distract management from day-to-day operations. If we are not successful in defending such claims, we could be required to stop selling, delay shipments of, or redesign our products, pay monetary amounts as damages, enter into royalty or licensing arrangements, or satisfy indemnification obligations that we have with our customers. We cannot assure you that any royalty or licensing arrangements that we may seek in such circumstances will be available to us on commercially reasonable terms or at all. We have made and expect to continue making significant expenditures to establish our intellectual property rights and to investigate, defend and settle claims related to the use of technology and intellectual property rights as part of our strategy to manage this risk. In addition, we license and use software from third parties in our business. These third-party software licenses may not continue to be available to us on acceptable terms or at all, and may expose us to additional liability. This liability, or our inability to use any of this third-party software, could result in shipment delays or other disruptions in our business that could materially and adversely affect our operating results.

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We will rely principally on trade secrets to protect much of our intellectual property in cases where we do not believe that patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Although our employees are subject to confidentiality obligations, this protection may be inadequate to deter or prevent misappropriation of our confidential information. We may be unable to detect unauthorized use of our intellectual property or otherwise take appropriate steps to enforce our rights. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position. If we are unable to prevent third parties from infringing or misappropriating our copyrights, trademarks or other proprietary information, our competitive position could be adversely affected. In the course of conducting our business, we may inadvertently infringe the intellectual property rights of others, resulting in claims against us or our customers. Our contracts generally indemnify our customers for third-party claims for intellectual property infringement by the services and products we provide. The expense of defending these claims may adversely affect our financial results.

Our patents and those of our partners may not provide us with competitive advantages.

Our partners may hold, and we may develop, several patents in the United States and in other countries, which cover multiple aspects of our technology. If these patents expire, this will affect revenues, profitability, or increase competition. In addition to the issued patents, there may also be several patents pending in the United States, Europe and other countries. There can be no assurance that we or our partners will continue to develop proprietary products or technologies that are patentable, that any issued patent will provide us with any competitive advantages or will not be challenged by third parties, or that patents of others will not hinder our competitive advantage.

We are subject to warranty and product liability risks.

A malfunction of or design defect in our products which results in a breach of a customer’s data security or physical harm or damage from our products could result in tort or warranty claims against us. We seek to reduce the risk of these losses by attempting to negotiate warranty disclaimers and liability limitation clauses in our sales agreements. However, these measures may ultimately prove ineffective in limiting our liability for damages.

In addition to any monetary liability for the failure of our products, an actual or perceived breach of network or data security at one of our customers could adversely affect the market’s perception of us and our products and could have an adverse effect on our reputation and the demand for our products. Similarly, an actual or perceived breach of network or data security within our own systems could damage our reputation and have an adverse effect on the demand for our products.

If we are unable to sell additional products and services to our end-customers, our future revenue and operating results will be harmed.

Our future success depends, in part, on our ability to expand the deployment of our platform with existing end-customers. This may require increasingly sophisticated and costly sales efforts that may not result in additional sales. The rate at which our end-customers purchase additional products and services depends on a number of factors, including the perceived need for additional security products and services as well as general economic conditions. Further, existing end-customers have no contractual obligation to and may not renew their subscription and support and maintenance contracts after the completion of their initial contract period. Our end-customers’ renewal rates may decline or fluctuate as a result of a number of factors, including their satisfaction with our services and our end-customer support, the frequency and severity of subscription outages, our product uptime or latency, and the pricing of our, or competing, services. Additionally, our end-customers may renew their subscription and support and maintenance services for shorter contract lengths or on other terms that are less economically beneficial to us. We also cannot be certain that our end-customers will renew their subscription and support and maintenance services. If our efforts to sell additional products and services to our end-customers are not successful or our end-customers do not renew their subscription and support and maintenance agreements or renew on less favorable terms, our revenues may grow more slowly than expected or decline.

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A network or data security incident may allow unauthorized access to our network or data, harm our reputation, create additional liability and adversely impact our financial results.

Increasingly, companies are subject to a wide variety of attacks on their networks on an ongoing basis. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), phishing attempts, employee theft or misuse, and denial of service attacks, sophisticated nation-state and nation-state supported actors now engage in intrusions and attacks (including advanced persistent threat intrusions) and add to the risks to our internal networks and the information they store and process. Despite significant efforts to create security barriers to such threats, it is virtually impossible for us to entirely mitigate these risks. Furthermore, as a well-known provider of security solutions, we may be a more attractive target for such attacks. A breach in our data security could compromise our networks or networks secured by our products, creating system disruptions or slowdowns and exploiting security vulnerabilities of our products, and the information stored on our networks could be accessed, publicly disclosed, altered, lost, or stolen, which could subject us to liability and cause us financial harm. Although we have not yet experienced significant damages from unauthorized access by a third party of our internal network, any actual or perceived breach of network security in our internal systems could result in damage to our reputation, negative publicity, loss of channel partners, end-customers and sales, loss of competitive advantages over our competitors, increased costs to remedy any problems, and costly litigation. Any of these negative outcomes could adversely impact the market perception of our products and services and investor confidence in our company and could seriously harm our business or operating results.

If we are unable to hire, integrate, train, retain, and motivate qualified personnel and senior management, our business could suffer.

Our future success depends, in part, on our ability to continue to attract, integrate, and retain qualified and highly skilled personnel. We will be substantially dependent on the service of engineering personnel because of the complexity of our platform. Additionally, any failure to hire, train, and adequately incentivize our sales personnel or the inability of our recently hired sales personnel to effectively ramp to target productivity levels could negatively impact our growth and operating margins. Competition for highly skilled personnel, particularly in engineering, is often intense. Our geographical location, being outside the San Francisco Bay Area, may put us at a disadvantage. In addition, the industry in which we operate generally experiences high employee attrition. Although we have entered into employment offer letters with our key personnel, these agreements have no specific duration and constitute at-will employment. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees could seriously harm our business. If we are unable to attract, integrate, or retain the qualified and highly skilled personnel required to fulfill our current or future needs, our business, financial condition, and operating results could be harmed.

Our future performance also depends on the continued services and continuing contributions of our senior management to execute on our business plan and to identify and pursue new opportunities and product innovations. The loss of services of senior management or the ineffective management of any leadership transitions, especially within in our sales organization, could significantly delay or prevent the achievement of our development and strategic objectives, which could adversely affect our business, financial condition, and operating results.

Further, we believe that a critical contributor to our success and our ability to retain highly skilled personnel has been our corporate culture, which we believe fosters innovation, teamwork, passion for end-customers, focus on execution, and the facilitation of critical knowledge transfer and knowledge sharing. As we grow and change, we may find it difficult to maintain these important aspects of our corporate culture. Any failure to preserve our culture as we grow could limit our ability to innovate and could negatively affect our ability to retain and recruit personnel, continue to perform at current levels or execute on our business strategy.

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Defects, errors, or vulnerabilities in our products or services, the failure of our products or services to block a virus or prevent a security breach, misuse of our products, or risks of product liability claims could harm our reputation and adversely impact our operating results.

Because our products and services are complex, they have contained and may contain design or manufacturing defects or errors that are not detected until after their commercial release and deployment by our end-customers. For example, from time to time, certain of our end-customers have reported defects in our products related to performance, scalability, and compatibility. Additionally, defects may cause our products or services to be vulnerable to security attacks, cause them to fail to help secure networks, or temporarily interrupt end-customers’ networking traffic. Because the techniques used by computer hackers to access or sabotage networks change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques and provide a solution in time to protect our end-customers’ networks. Furthermore, provider of blockchain solutions, our networks, products, including cloud-based technology, and services could be targeted by attacks specifically designed to disrupt our business and harm our reputation. In addition, defects or errors in our subscription updates or our products could result in a failure of our services to effectively update end-customers’ hardware and cloud-based products. Our data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates, or may fail to meet the increased requirements of a growing installed end-customer base, any of which could temporarily or permanently expose our end-customers’ networks, leaving their networks unprotected against the latest security threats. Moreover, our products must interoperate with our end-customers’ existing infrastructure, which often have different specifications, utilize multiple protocol standards, deploy products from multiple vendors, and contain multiple generations of products that have been added over time. As a result, when problems occur in a network, it may be difficult to identify the sources of these problems.

The occurrence of any such problem in our products, whether real or perceived, could result in:

●	expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work-around errors or defects or to address and eliminate vulnerabilities; loss of existing or potential end-customers or channel partners;

●	delayed or lost revenue; delay or failure to attain market acceptance; an increase in warranty claims compared with our historical experience, or an increased cost of servicing warranty claims, either of which would adversely affect our gross margins; and

●	litigation, regulatory inquiries, or investigations that may be costly and harm our reputation.

Further, our products may be misused by end-customers or third parties that obtain access to our products. For example, our products could be used to censor private access to certain information on the Internet. Such use of our products for censorship could result in negative press coverage and negatively affect our reputation.

The limitation of liability provisions in our standard terms and conditions of sale may not fully or effectively protect us from claims as a result of federal, state, or local laws or ordinances, or unfavorable judicial decisions in the United States or other countries. The sale and support of our products also entails the risk of product liability claims. Although we may be indemnified by our third-party manufacturers for product liability claims arising out of manufacturing defects, because we control the design of our products, we may not be indemnified for product liability claims arising out of design defects. We maintain insurance to protect against certain claims associated with the use of our products, but our insurance coverage may not adequately cover any claim asserted against us. In addition, even claims that ultimately are unsuccessful could result in our expenditure of funds in litigation, divert management’s time and other resources, and harm our reputation.

We will rely on our channel partners to sell substantially all of our products, and if these channel partners fail to perform, our ability to sell and distribute our products and services will be limited, and our operating results will be harmed.

A substantial amount of our revenue will be generated by sales through our channel partners, including distributors and resellers. We will provide our channel partners with specific training and programs to assist them in selling our products, but there can be no assurance that these steps will be effective. In addition, our channel partners may be unsuccessful in marketing, selling, and supporting our products and services. We may not be able to incentivize these channel partners to sell our products to end-customers and, in particular, to large enterprises. These channel partners may also have incentives to promote our competitors’ products and may devote more resources to the marketing, sales, and support of such competitive products. Our agreements with our channel partners may generally be terminated for any reason by either party with advance notice prior to each annual renewal date. We cannot be certain that we will retain these channel partners or that we will be able to secure additional or replacement channel partners. In addition, any new channel partner requires extensive training and may take several months or more to achieve productivity. Our channel partner sales structure could subject us to lawsuits, potential liability, and reputational harm if, for example, any of our channel partners misrepresent the functionality of our products or services to end-customers or violate laws or our corporate policies. If we fail to effectively manage our sales channels or channel partners, our ability to sell our products and services and operating results will be harmed.

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Our research and development efforts may not produce successful products or platform features that result in significant revenue, cost savings or other benefits in the near future, if at all.

Developing our products, platform features and related enhancements is expensive. Our investments in research and development may not result in significant design improvements, marketable products or platform features, or may result in products or platform features that are more expensive than anticipated. Additionally, we may not achieve the cost savings or the anticipated performance improvements we expect, and we may take longer to generate revenue, or generate less revenue, than we anticipate. Our future plans include significant investments in research and development and related product opportunities. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to maintain our competitive position. However, we may not receive significant revenue from these investments in the near future, if at all, or these investments may not yield the expected benefits, either of which could adversely affect our business and operating results.

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A portion of our revenue may be generated by sales to government entities, which are subject to a number of challenges and risks.

Sales to government entities are subject to a number of risks. Selling to government entities can be highly competitive, expensive, and time-consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate a sale. The substantial majority of our sales to date to government entities have been made indirectly through our channel partners. Government certification requirements for products like ours may change, thereby restricting our ability to sell into the federal government sector until we have attained the revised certification. If our products are late in achieving or fail to achieve compliance with these certifications and standards, or our competitors achieve compliance with these certifications and standards, we may be disqualified from selling our products to such governmental entity, or be at a competitive disadvantage, which would harm our business, operating results, and financial condition. Government demand and payment for our products and services may be impacted by public sector budgetary cycles, contracting requirements, and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our products and services. Government entities may have statutory, contractual, or other legal rights to terminate contracts with our distributors and resellers for convenience or due to a default, and any such termination may adversely impact our future operating results. Governments routinely investigate and audit government contractors’ administrative processes, and any unfavorable audit could result in the government refusing to continue buying our products and services, a reduction of revenue, or fines or civil or criminal liability if the audit uncovers improper or illegal activities, which could adversely impact our operating results in a material way. Finally, for purchases by the U.S. government, the U.S. government may require certain products to be manufactured in the United States and other relatively high cost manufacturing locations, and we may not manufacture all products in locations that meet such requirements, affecting our ability to sell these products to the U.S. government.

Our ability to sell our products is dependent on the quality of our technical support services and those of our channel partners, and the failure to offer high-quality technical support services could have a material adverse effect on our end-customers’ satisfaction with our products and services, our sales, and our operating results.

After our products are deployed within our end-customers’ networks, our end-customers depend on our technical support services, as well as the support of our channel partners, to resolve any issues relating to our products. Our channel partners often provide similar technical support for third parties’ products and may therefore have fewer resources to dedicate to the support of our products. If we or our channel partners do not effectively assist our end-customers in deploying our products, succeed in helping our end-customers quickly resolve post-deployment issues, or provide effective ongoing support, our ability to sell additional products and services to existing end-customers would be adversely affected and our reputation with potential end-customers could be damaged. Many larger enterprise, service provider, and government entity end-customers have more complex networks and require higher levels of support than smaller end-customers. If we or our channel partners fail to meet the requirements of these larger end-customers, it may be more difficult to execute on our strategy to increase our coverage with larger end-customers. Additionally, if our channel partners do not effectively provide support to the satisfaction of our end-customers, we may be required to provide direct support to such end-customers, which would require us to hire additional personnel and to invest in additional resources. It can take several months to recruit, hire, and train qualified technical support employees. We may not be able to hire such resources fast enough to keep up with unexpected demand, particularly if the sales of our products exceed our internal forecasts. As a result, our and our channel partners’ ability to provide adequate and timely support to our end-customers will be negatively impacted, and our end-customers’ satisfaction with our products and services will be adversely affected. Additionally, to the extent that we may need to rely on our sales engineers to provide post-sales support while we are ramping our support resources, our sales productivity will be negatively impacted, which would harm our revenues. Our or our channel partners’ failure to provide and maintain high-quality support services could have a material adverse effect on our business, financial condition, and operating results.

Claims by others that we infringe their proprietary technology or other rights could harm our business.

Companies in the enterprise security industry own large numbers of patents, copyrights, trademarks, domain names, and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. Third parties have asserted and may in the future assert claims of infringement of intellectual property rights against us.

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Third parties may also assert such claims against our end-customers or channel partners, whom our standard license and other agreements obligate us to indemnify against claims that our products infringe the intellectual property rights of third parties. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited, that they have divulged proprietary or other confidential information, or that their former employers own their inventions or other work product. Furthermore, we may be unaware of the intellectual property rights of others that may cover some or all of our technology or products. As the number of products and competitors in our market increases and overlaps occur, infringement claims may increase. While we intend to increase the size of our patent portfolio, our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. In addition, litigation may involve patent holding companies or other adverse patent owners who have no relevant product revenue and against whom our own patents may therefore provide little or no deterrence or protection. In addition, we have not registered our trademarks in all of our geographic markets and failure to secure those registrations could adversely affect our ability to enforce and defend our trademark rights. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business, and could require us to cease use of such intellectual property. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. A successful claimant could secure a judgment or we may agree to a settlement that prevents us from distributing certain products or performing certain services or that requires us to pay substantial damages, royalties, or other fees. Any of these events could seriously harm our business, financial condition, and operating results.

Our proprietary rights may be difficult to enforce or protect, which could enable others to copy or use aspects of our products without compensating us.

We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, and trade secret protection laws, to protect our proprietary rights. We have filed various applications for certain aspects of our intellectual property. Valid patents may not issue from our pending applications, and the claims eventually allowed on any patents may not be sufficiently broad to protect our technology or products. We cannot be certain that we were the first to make the inventions claimed in our pending patent applications or that we were the first to file for patent protection, which could prevent our patent applications from issuing as patents or invalidate our patents following issuance. Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Any issued patents may be challenged, invalidated or circumvented, and any rights granted under these patents may not actually provide adequate defensive protection or competitive advantages to us. Additional uncertainty may result from changes to patent-related laws and court rulings in the United States and other jurisdictions. As a result, we may not be able to obtain adequate patent protection or effectively enforce any issued patents.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. We generally enter into confidentiality or license agreements with our employees, consultants, vendors, and end-customers, and generally limit access to and distribution of our proprietary information. However, we cannot be certain that we have entered into such agreements with all parties who may have or have had access to our confidential information or that the agreements we have entered into will not be breached. We cannot guarantee that any of the measures we have taken will prevent misappropriation of our technology. Because we may be an attractive target for computer hackers, we may have a greater risk of unauthorized access to, and misappropriation of, our proprietary information. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States, and many foreign countries do not enforce these laws as diligently as government agencies and private parties in the United States. From time to time, we may need to take legal action to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could negatively affect our business, operating results, and financial condition. Attempts to enforce our rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us or result in a holding that invalidates or narrows the scope of our rights, in whole or in part. If we are unable to protect our proprietary rights (including aspects of our software and products protected other than by patent rights), we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time, and effort required to create the innovative products that have enabled us to be successful to date. Any of these events would have a material adverse effect on our business, financial condition, and operating results.

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Our use of open source software in our products could negatively affect our ability to sell our products and subject us to possible litigation.

Our products contain software modules licensed to us by third-party authors under “open source” licenses. Some open source licenses contain requirements that we make available applicable source code for modifications or derivative works we create based upon the type of open source software we use. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of product sales for us.

Although we monitor our use of open source software to avoid subjecting our products to conditions we do not intend, the terms of many open source licenses have not been interpreted by United States courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products. From time to time, there have been claims against companies that distribute or use open source software in their products and services, asserting that open source software infringes the claimants’ intellectual property rights. We could be subject to suits by parties claiming infringement of intellectual property rights in what we believe to be licensed open source software. If we are held to have breached the terms of an open source software license, we could be required to seek licenses from third parties to continue offering our products on terms that are not economically feasible, to re-engineer our products, to discontinue the sale of our products if re-engineering could not be accomplished on a timely basis, or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, operating results, and financial condition.

In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or assurance of title or controls on origin of the software. In addition, many of the risks associated with usage of open source software, such as the lack of warranties or assurances of title, cannot be eliminated, and could, if not properly addressed, negatively affect our business. We have established processes to help alleviate these risks, including a review process for screening requests from our development organizations for the use of open source software, but we cannot be sure that our processes for controlling our use of open source software in our products will be effective.

We license technology from third parties, and our inability to maintain those licenses could harm our business.

We incorporate technology that we license from third parties, including software, into our products and services. We cannot be certain that our licensors are not infringing the intellectual property rights of third parties or that our licensors have sufficient rights to the licensed intellectual property in all jurisdictions in which we may sell our products. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. Some of our agreements with our licensors may be terminated for convenience by them. If we are unable to continue to license any of this technology because of intellectual property infringement claims brought by third parties against our licensors or against us, or if we are unable to continue our license agreements or enter into new licenses on commercially reasonable terms, our ability to develop and sell products and services containing such technology would be severely limited, and our business could be harmed. Additionally, if we are unable to license necessary technology from third parties, we may be forced to acquire or develop alternative technology, which we may be unable to do in a commercially feasible manner or at all, and we may be required to use alternative technology of lower quality or performance standards. This would limit and delay our ability to offer new or competitive products and services and increase our costs of production. As a result, our margins, market share, and operating results could be significantly harmed.

Our failure to adequately protect personal information could have a material adverse effect on our business.

A wide variety of provincial, state, national, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer, and other processing of personal data. These data protection and privacy-related laws and regulations are evolving and being tested in courts and may result in ever-increasing regulatory and public scrutiny as well as escalating levels of enforcement and sanctions. Further, the interpretation and application of foreign laws and regulations in many cases is uncertain, and our legal and regulatory obligations in foreign jurisdictions are subject to frequent and unexpected changes, including the potential for various regulatory or other governmental bodies to enact new or additional laws or regulations, to issue rulings that invalidate prior laws or regulations, or to increase penalties significantly. For example, the recently adopted E.U. General Data Protection Regulation imposes more stringent data protection requirements and provides for greater penalties for noncompliance. Our failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by end-customers and other affected individuals, damage to our reputation and loss of goodwill (both in relation to existing end-customers and prospective end-customers), any of which could have a material adverse effect on our operations, financial performance, and business. Evolving and changing definitions of personal data and personal information, within the E.U., the United States, and elsewhere, especially relating to classification of IP addresses, machine identification, location data, and other information, may limit or inhibit our ability to operate or expand our business, including limiting strategic partnerships that may involve the sharing of data. Even the perception of privacy concerns, whether or not valid, may harm our reputation and inhibit adoption of our products by current and future end-customers.

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If we do not effectively hire and train our direct sales force, we may be unable to add new customers or increase sales to our existing customers, and our business will be adversely affected.

We will be substantially dependent on our direct sales force to obtain new customers and increase sales with existing customers. There is significant competition for sales personnel with the skills and technical knowledge that we require. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training and retaining sufficient numbers of sales personnel to support our growth, particularly in international markets. New hires require significant training and may take significant time before they achieve full productivity. Our recent hires and planned hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. In addition, a large percentage of our sales force is new to our Company. If we are unable to hire and train a sufficient number of effective sales personnel, or the sales personnel we hire are not successful in obtaining new customers or increasing sales to our existing customer base, our business will be adversely affected.

Our future technology alliance partners may expose us to a range of business risks and uncertainties that could have a material adverse impact on our business and financial results.

We intend to enter into technology alliance partnerships with third parties to support our future growth plans. Such relationships include technology licensing, joint technology development and integration, research cooperation, co-marketing activities and sell-through arrangements. We face a number of risks relating to our technology alliance partnerships that could prevent us from realizing the desired benefits from such partnerships on a timely basis or at all, which, in turn, could have a negative impact on our business and financial results.

Technology alliance partnerships require significant coordination between the parties involved, particularly if a partner requires that we integrate its products with our products. This could involve a significant commitment of time and resources by our technical staff and their counterparts within our technology alliance partner. The integration of products from different companies may be more difficult than we anticipate, and the risk of integration difficulties, incompatible products and undetected programming errors or defects may be higher than the risks normally associated with the introduction of new products. It may also be more difficult to market and sell products developed through technology alliance partnerships than it would be to market and sell products that we develop on our own. Sales and marketing personnel may require special training, as the new products may be more complex than our other products.

We will invest significant time, money and resources to establish and maintain relationships with our technology alliance partners, but we have no assurance that any particular relationship will continue for any specific period of time. Generally, our agreements with these technology alliance partners are terminable without cause with no or minimal notice or penalties. If we lose a significant technology alliance partner, we could lose the benefit of our investment of time, money and resources in the relationship. In addition, we could be required to incur significant expenses to develop a new strategic alliance or to determine and implement an alternative plan to pursue the opportunity that we targeted with the former partner.

If our products do not effectively interoperate with our customers’ IT infrastructure, installations could be delayed or cancelled, which would harm our business.

Our products must effectively interoperate with our customers’ existing or future IT infrastructure, which often has different specifications, utilizes multiple protocol standards, deploys products from multiple vendors, and contains multiple generations of products that have been added over time. As a result, when problems occur in a network, it may be difficult to identify the sources of these problems. If we find errors in the existing software or defects in the hardware used in our customers’ infrastructure or problematic network configurations or settings, we may have to modify our software or hardware so that our products will interoperate with our customers’ infrastructure. In such cases, our products may be unable to provide significant performance improvements for applications deployed in our customers’ infrastructure. These issues could cause longer installation times for our products and could cause order cancellations, either of which would adversely affect our business, results of operations and financial condition. In addition, government and other customers may require our products to comply with certain security or other certifications and standards. If our products are late in achieving or fail to achieve compliance with these certifications and standards, or our competitors achieve compliance with these certifications and standards, we may be disqualified from selling our products to such customers, or may otherwise be at a competitive disadvantage, either of which would harm our business, results of operations, and financial condition.

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We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established blockchain technology companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the blockchain or technological markets.

Government regulation of the Blockchain industry and digital assets is evolving, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as Federal and state regulations and laws specifically governing securities and digital assets. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations.

The failure to enforce and maintain our intellectual property rights could enable others to use names confusingly similar to Square Chain Corporation and other names and marks used by our business, which could adversely affect the value of the brand.

The success of our business depends on our continued ability to use our existing trade name in order to increase our brand awareness. In that regard, we believe that our trade name is valuable asset that is critical to our success. As of the date of this prospectus, we have not submitted our trademark application for our name, Square Chain Corporation In the event we elect to submit an application to the U.S. Patent and Trademark Office, there is no guarantee that they will grant us a trademark. The unauthorized use or other misappropriation of our trade name could diminish the value of our business concept and may cause a decline in our revenue.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Due to our involvement in the blockchain industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, may become more difficult for us to find and more expensive, because we are a service provider to companies in the digital asset sector. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. In 2018, Square Chain Corporation expects to begin offering health, dental and vision insurance to its employees at an estimated monthly cost of $1,000-$2,000 . Square Chain Corporation will carry general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any other types of insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Forms of Attack Against the Ethereum Network

Exploitation of Flaws in the Ethereum Network’s Source Code

As with any other computer code, the Ethereum Network source code may contain certain flaws. Several errors and defects have been found and corrected, including those that disabled some functionality for users, exposed users’ information, or allowed users to create multiple views of the Ethereum Network. Such flaws have been discovered and quickly corrected by the Core Developers or the Ethereum community, thus demonstrating one of the advantages of open source codes that are available to the public: open source codes rely on transparency to promote community-sourced identification and solution of problems within the code.

Greater than Fifty Percent of Network Computational Power

Malicious actors can structure an attack whereby such actor gains control of more than half of the Ethereum Network’s processing power or “hashrate.” Computer scientists and cryptographers believe that the immense collective processing power of the Ethereum Network makes it impracticable for an actor to gain control of computers representing a majority of the processing power on the Ethereum Network.

If a malicious actor acquired sufficient computational power necessary to control the Ethereum Network (which amount would be well in excess of fifty percent), it would be able to engage in double-spending, or prevent some or all transactions from being confirmed, and prevent some or all other miners from mining any valid new blocks. The malicious actor or group of actors, however, would not be able to reverse other people’s transactions, change the fixed number of Ethers generated per new block, or transfer previously existing Ether that belong to other users.

Cancer Nodes

This form of attack involves a malicious actor propagating “cancer nodes” to isolate certain users from the legitimate Ethereum Network. A target user functionally surrounded by cancer nodes would be put on a separate “network,” allowing the malicious actor to relay only blocks created by the separate network and thus opening the target user to double-spending attacks. By using cancer nodes, a malicious actor also can disconnect the target user from the Ethereum economy entirely by refusing to relay any blocks or transactions. Ethereum software programs make these attacks more difficult by limiting the number of outbound connections through which users are connected to the Ethereum Network.

Manipulating Blockchain Formation

A malicious actor may attempt to double-spend Ether by manipulating the formation of the Blockchain rather than through control of the Ethereum Network. In this type of attack, a miner creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the Blockchain before a target user’s legitimate transaction can be included in a block. All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Users and merchants can dramatically reduce the risk of a double-spend attack by waiting for multiple confirmations from the Ethereum Network before settling a transaction. The Ethereum Network still may be used to execute instantaneous, low-value transactions without confirmation to the extent the recipient of Ether determines that a malicious miner would be unwilling to carry out a double-spend attack for low-value transactions because the reward from mining would be higher than the small profit gained from double-spending. Users and merchants can take additional precautions by adjusting their Ethereum Network software programs to connect only to other well-connected nodes and to disable incoming connections. These precautions reduce the risk of double-spend attacks involving manipulation of a target’s connectivity to the Ethereum Network.

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General Business Risks

Nevada law may make it more difficult and time-consuming to acquire the Company, thereby reducing our vulnerability to an unsolicited proposal for our takeover.

Under Nevada law, a qualified corporation shall not, directly or indirectly, enter into or engage in any business combination with any interested stockholder or any affiliate or associate of the interested shareholder for a period of three (3) years after the date the stockholder became an interested stockholder, unless: (i) Prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or (iii) On or after the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds (2/3) of the outstanding voting stock which is not owned by the interested stockholder.

Our business and operations may experience rapid growth. If we fail to manage our growth, our business and operating results could be harmed and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

We may experience rapid growth in our sales and operations, which may place significant demands on our management, operational and financial infrastructure. If we do not manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position. The required improvements may include: Enhancing our information and communication systems to attempt to optimize proper service to our customers, and Enhancing systems of internal controls to ensure timely and accurate reporting of all of our operations

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We have no operating history under our new business model utilizing blockchain technology in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have no operating history under our new business model utilizing blockchain technology. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. We may need to raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our Common Stock, and our existing stockholders may experience dilution.

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Rapid technological changes.

The industries in which the Company intends to compete with are subject to rapid technological changes. No assurances can be given that the technological advantages which may be enjoyed by the Company in respect of their technologies cannot or will not be overcome by technological advances in the respective industries rendering the Company’s technologies obsolete or non-competitive.

Lack of indications of product acceptability.

The success of the Company will be dependent upon its ability to develop commercially acceptable products and to sell such products in quantities sufficient to yield profitable results. To date, the Company has received no indications of the commercial acceptability of any of its proposed products. Accordingly, the Company cannot predict whether its products can be marketed and sold in a commercial manner.

Reliance upon third parties.

The Company does not intend on maintaining a significant technical staff nor does it intend on manufacturing its products. Rather it will rely heavily on consultants, contractors, and manufacturers to design, develop and manufacture its products. Accordingly, there is no assurance that such third parties will be available when needed at affordable prices.

Protection of intellectual property.

The success of the Company will be dependent, in part, upon the protection of its various proprietary technologies from competitive use. Certain of its technologies are the subject of various patents in varying jurisdictions. In addition to the patent applications, the Company relies on a combination of trade secrets, nondisclosure agreements and other contractual provisions to protect its intellectual property rights. Nevertheless, these measures may be inadequate to safeguard the Company’s underlying technologies. If these measures do not protect the intellectual property rights, third parties could use the Company’s technologies, and its ability to compete in the market would be reduced significantly.

In the future, the Company may be required to protect or enforce its patents and patent rights through patent litigation against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time, and could divert management’s attention from other business concerns. These actions could put the Company’s patents at risk of being invalidated or interpreted narrowly, and any patent applications at risk of not issuing. In defense of any such action, these third parties may assert claims against the Company. The Company cannot provide any assurance that it will have sufficient funds to vigorously prosecute any patent litigation, that it will prevail in any of these suits, or that the damages or other remedies awarded, if any, will be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation, which could result in the negative perception by investors, which could cause the price of the Company’s common stock to decline dramatically.

Risks Related to this Offering

We are a shell company pursuant to Rule 405 of the Securities Act. This may impact our ability to attract additional capital.

We have no assets and our operations appear to have been primarily organizational since we discontinued previous operations as of March 5, 2018. We are a shell company pursuant to Rule 405 of the Securities Act. The consequences of shell company status may affect our ability attract additional capital. Under SEC Rule 144 restricted and control securities may be resold in reliance on Rule 144 unless and until the company has has ceased to be a shell company, is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, during the preceding 12 months and has filed current “Form 10 information” with the SEC reflecting its status as an entity. When these conditions are satisfied, then those securities may be sold subject to the requirements Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

The unavailability of Rule 144 may affect our ability to attract additional capital as investors may not be willing to purchase restricted or control securities unless they can sell under Rule 144.

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this Offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this Offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this Offering will own 31.0% of the then outstanding shares of all classes of common stock, resulting in a dilution of $0.036 per share to investors in this offering. Please see “Dilution” for further information.

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The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be set by us based on a number of factors and may not be indicative of prices that will prevail on OTCMarkets or elsewhere following this Offering. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

●	actual or anticipated variations in our periodic operating results;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the press or investment community; and

●	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Our financial statements are unaudited and have not been reviewed by an independent accountant.

Management has prepared the Company’s financial statements. These statements have not been audited. No independent accountant has reviewed these financial statements.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The Board of Directors performs these functions as a whole. No members of the Board of Directors are an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

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Our control shareholder holds a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our control shareholder is the beneficial owner of 100.00% of our Series B Preferred Stock, which, along with his ownership of common stock, controls 94.7% of the voting securities prior to the Offering and 64.0% of our outstanding voting securities after the Offering, assuming all 80,000,000 shares of common stock in this Offering are sold. As a result of this ownership, he possesses and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Upon completion of this offering, we will not be subject to the current and periodic reporting requirements.

As a Regulation A, Tier 1 issuer, you will not be subject to the periodic and current reporting requirements under Rule 257(b) of Regulation A.

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The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, and/or conversion of the Notes convertible into Common Stock, or the expiration of lock-up agreements that restrict the sale of Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

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Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use up to $400,000 of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $400,000) will be $3,600,000. We will use these net proceeds for:

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Blockchain Software Development $346,000
				Salaries $100,000
				Acquire Blockchain Assets $75,022
				Legal $25,000
				Marketing $20,000
				Consulting $80,000
				Working capital $180,000
				Loan Repayment $73,978
25.00%	$1,000,000	$100,000	$900,000

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If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Blockchain Software Development $800,000
				Salaries $200,000
				Acquire Blockchain Assets $231,022
				Legal $35,000
				Marketing $90,000
				Consulting $180,000
				Working capital $607,500
				Loan Repayment $73,978
50.00%	$2,000,000	$200,000	$1,800,000

If 100% of the Shares offers are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Blockchain Software Development $1,720,900 `
				Salaries $300,000
				Acquire Blockchain Assets $605,122
				Legal $80,000
				Marketing $70,000
				Consulting $250,000
				Working capital $500,000
				Loan Repayment $73,978
100.00%	$4,000,000	$400,000	$3,600,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 25% or 50% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of March 31, 2018 was $(75,978) or $(0.0004) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

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The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $400,000, $200,000 and $100,000, respectively):

Percentage of shares offered that are sold	100%	50%	25%

Price to the public charged for each share in this Offering	$0.0500	$0.0500	0.05

Historical net tangible book value per share as of March 31, 2018 (1)	(0.0004)	(0.0004)	(0.0004)

Increase in net tangible book value per share attributable to new investors in this Offering (2)	$0.0141	$0.0086	$0.0043

Net tangible book value per share, after this Offering	$0.0137	$0.0079	$0.0042

Dilution per share to new investors	$0.0363	$0.0461	$0.0458

(1)	Based on net tangible book value as of March 31, 2018 of $(75,978) and 177,748,501 outstanding shares of Common stock.

(2)	After deducting estimated offering expenses of $400,000, $200,000, and $100,000, respectively.

During the quarter ended March 31, 2018, the Company’s President, CEO, CFO, Secretary and Chairman of the Board, Mr. Jeffrey J. Parker, provided advances to the Company for working capital purposes for a total of $73,978 in related party advances currently outstanding due upon demand. On March 27, 2018, the Company issued an 5% unsecured promissory note to Mr. Parker in the amount of $73,978. As of June 7, 2018, $73,978 was outstanding with accrued interest of $719.51 which is reflected as accounts payable and notes payable – related party in the accompanying unaudited balance sheets. Please see Note- 9.2 Related party balances for further information.

On April 15, 2018, the Company issued 7,500,000 shares of its common stock to Jeffrey J. Parker for his acceptance of the roles of Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Mr. Parker was not required to purchase the shares thus his cost basis is $0. On the date of issuance, the Company’s common stock closed at $.05, which equates to a valuation of $375,000. If the same number of shares were to be purchased through the Company’s offering statement, the cost basis to the purchaser would be $.05 per share for a total of $375.000.

Percentage Ownership Not Including Certain Shares

Share Structure	Number of Shares Outstanding	Percent of Class Before Offering	Percent of Class After Offering
Shares outstanding prior to offering (a)	178,748,501	100.00%	69.35%
Shares offered in offering (b)	80,000,000	0.00%	30.65%
Total shares	258,748,501	100%	100%

(a)	Shares outstanding prior to the Offering Statement not including the 7,500,000 shares issued to Jeffrey J. Parker.
(b)	Total shares outstanding after the offering equals 258,748,501 and assumes that all shares in the offering are sold.

Percentage Ownership Including All Shares Issued and Outstanding

Share Structure	Number of Shares Beneficially Owned	Percent of Class Before Offering	Percent of Class After Offering
Shares outstanding prior to offering (a)	178,748,501	95.97%	67.14%
Shares issued to Jeffrey J. Parker	7,500,000	4.03%	2.81%
Shares offered in offering (b)	80,000,000	0%	30.05%
Total shares	266,248,501	100%	100%

(a)	The 7,500,00 shares issued to Jeffrey J. Parker included in the Percent of Class Before and After Offering
(b)	Total shares outstanding after the offering equals 266,248,501 and assumes that all shares in the offering are sold.
(c)	Purchasers of the shares in the offering statement are diluted by 0.60% due to the 7,500,000 shares issued to Mr. Parker

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Exchange Listing

Our Common Stock is quoted on the OTC Markets’ Pink Open Market under the symbol “SQCC.” The Company’s previous trading symbol was “ATSR.”

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Maximum Offering is reached or, if it not is reached, on the Termination Date.

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Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to www.minivest.com, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

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Management’s Discussion and Analysis

The Company has not had material revenues from operations in each of the last two fiscal years.

Under its most recent business model, the Company operated as a travel related services company throughout Asia, , including online travel platforms and services, online hotel and flights booking and reservation services, managing and operating hotels including Zhuhai Tengda Business Hotel and Tengda Mansion.

In March 2018, the Board of Directors elected to shift the Company’s business model to concentrate on business opportunities within blockchain technology. Square Chain Corporation has designed a multi-faceted business model to take advantage of the significant emerging opportunities being developed utilizing blockchain technology. The opportunities we have identified to date cross many industries such as finance, shipping and healthcare just to name a few, which will help minimize our exposure to any single sector. We have associated ourselves with leading experts in the field of blockchain technologies, allowing for a broad overview of exciting applications being developed. Our ability to identify applications having significant market potential early in their development will allow for investment opportunities for Square Chain Corporation that will help drive our growth. The Company’s plan to enter the new and exciting blockchain technology sector will be through acquisitions, joint ventures, equity stakes and eventually through in-house development.

The Company’s plan to enter the new and exciting blockchain technology sector will be through acquisitions, joint ventures, equity stakes and eventually through in-house development.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months.

The Company may make significant changes in the number of employees at the corporate level, as well as retaining the services of software developers as contract labor or employees.

Investments. The Company intends to make substantial investment in its blockchain business segment either through acquisitions, joint ventures, retaining software developers or a combination thereof.

Marketing and sales. The Company will incur substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

Cost of revenue. The Company expects that the cost of revenue for its operations will consist primarily of expenses associated with the development and distribution of our products. These include expenses related to providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will continue to engage in research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing sales, and in promoting and managing its operations.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

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Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Upon completion of this offering, we will not be subject to current and periodic reporting requirements. As a Regulation A, Tier 1 issuer, we will not be subject to the periodic and current reporting requirements under Rule 257(b) of Regulation A.

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BUSINESS

Square Chain Corporation (“Square Chain”), sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Square Chain Corporation” was incorporated under the laws of the State of Arizona on November 14, 1994 under the name of Piranha Interactive Publishing, Inc. On November 22, 1996, the Company reincorporated under the laws of the State of Nevada and effected a forward split of its common stock on a basis of approximately 242 shares of the Nevada corporation for each share of the Arizona corporation. On October 28, 2009, the Company filed Amended and Restated Articles of Incorporation effectively changing the name of the corporation to Piranha Ventures, Inc. On November 21, 2011, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation changing the name of the corporation to Realgold International, Inc. On May 16, 2013, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada changing its name from Realgold International, Inc. to Asia Travel Corporation. On March 8, 2018, the Company filed a Certificate of Amendment with the State of Nevada to effectively change the name of the Company to Square Chain Corporation.

The trading symbol for our Common Stock is ‘SQCC.” Our previous trading symbol was “ATSR” prior to our filing a name change with the State of NV and an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority in March 2018.

Our Business

Under its most recently discontinued business model, the Company carried out business operations through its prior wholly owned Hong Kong subsidiary Asia Travel Ltd (Hong Kong) (formerly named “Realgold Venture Pte Limited”) and its affiliated entities in China including Zhuhai Tengda International Travel Agency Co., Ltd and Zhuhai Tengda Business Hotel Co., Ltd. Through its subsidiary and affiliated entities, Square Chain Corporation provided travel related services throughout Asia, including online travel platforms and services, online hotel and flights booking and reservation services, managing and operating hotels including Zhuhai Tengda Business Hotel and Tengda Mansion. Asia Travel Corporation’s business model is unique as it generates revenues from diverse revenue streams by providing various travel services and acquiring various assets, which distinguishes Asia Travel Corporation from other travel service providers and put it at the competitive edge.

In March 2018, the Board of Directors elected to shift the Company’s business model to concentrate on business opportunities within blockchain technology. Square Chain has designed a multi-faceted business model to take advantage of the significant emerging opportunities being developed utilizing blockchain technology. The opportunities we have identified to date cross many industries such as real estate, finance, shipping/logistics and healthcare. We have associated ourselves with leading experts in the field of blockchain technologies, allowing for a broad overview of exciting software applications with significant opportunities for in-house development. The applications we have identified early in their development will drive our growth.

Through the operations of its blockchain business segment, Square Chain Corporation believes it can develop direct business relationships and opportunities to participate in operating projects that directly benefit from blockchain technology.

Unlike most companies pivoting into the blockchain space, Square Chain Corporation is not pursuing ownership in cryptocurrencies or tokens. Likewise, Square Chain has no plans to pursue, or participate, in any type of an ICO. We do not have the management systems in place to manage the custodial obligations coins and tokens present. Furthermore, the Company has no plans to enter the increasingly crowded arena of cryptocurrency mining.

Our goal is to develop blockchain applications internally, participate in third party blockchain application development and invest in companies developing blockchain applications that solve real world industry pain points for specific businesses. Our revenue will be derived from the sale of our blockchain applications through B to B software distribution channels, monetizing investments in blockchain applications developed by third parties and participating in business opportunities via joint ventures or partnerships with existing companies that can benefit from blockchain applications we provide.

The company has identified an industry that has the potential to take advantage of the capabilities and goals of blockchain technology. We have had preliminary discussions with an expert and current 30-year participant in the direct response television industry (DRTV) to conduct a study to determine potential blockchain applications that can solve operational pain points in his business, as well as the industry in general. The areas of interest for this study that can determine a successful DRTV program include:

●	Media

●	Inbound Call Centers

●	Offers

●	Back-end Optimization

●	Fulfillment

●	Merchant Processing

●	Budgeting & Scheduling

●	Creative Direction

●	International Distribution

●	Retail Distribution

Within these areas of interest of a successful DRTV program, we will be particularly interested in the areas of inbound call centers and the integrity of the ordering process, customer data integrity, fulfillment logistics, including inventory management, global supply chain issues and payment systems.

Upon funding, we will commence a white paper study project by hiring a blockchain consulting group already identified to conduct a thorough review of the DRTV business mentioned above. The study will include extensive discussions with the DRTV’s management team to gain a detailed perspective about their business operations, including in depth details of particular pain points that can be improved upon through blockchain technology. We have determined that this white paper study will take 30 to 60 days and cost an estimated $12,000 - $18,000.

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If the study concludes that blockchain technology applications can be developed to address these operational challenges, then we would begin the process of hiring a blockchain applications developer to develop an application, or multiple applications, incorporating the solutions. If the application(s) proves to be successful, then Square Chain could market the product(s) to other industry participants.

Secondarily, as part of this study, Square Chain is in exploratory discussions with the local identified company to participate in a DRTV product and product launch. This would allow us to actively participate in the entire DRTV process, offering us the insight to know the industry needs inside and out, and increasing the likelihood of a successful blockchain application(s) product(s) roll out to the industry.

The estimated cost for a DRTV project is $175,000. The components of this investment would include:

●	Infomercial production costs
●	On-air talent costs
●	Media time slot purchases
●	Initial inventory costs
●	Ecommerce product website costs
●	Call center set up costs
●	Fulfillment set up costs

The challenges we will encounter with our initial project and beyond will include:

●	General market acceptance of a potential DRTV blockchain application(s)
●	Identifying companies willing to undertake the process of sharing their internal business processes in order to develop a blockchain benefits white paper study
●	Hiring the right blockchain developer for the specific task
●	Incorporating the block chain application into the existing business model may be costly and disruptive in the beginning
●	Our partner companies will need to have the proper staff to solve roadblocks as we launch the application

Blockchain Incubator

As part of the Company’s business plan to identify key talent and emerging blockchain concepts, the company will continue to participate in blockchain related networking opportunities. There is a growing and thriving community of blockchain application developers in our local market looking to associate themselves with a company such as Square Chain to complete product development and bring these products to market.

At present, the Company is working closely with a local blockchain incubator to identify developers looking for employment opportunities in blockchain software and app development. The incubator is a blockchain technology education, co-work and development center. It is their mission to provide an amazing space for innovation in the world’s most exciting and fast-moving industry. They are a collaborative space for blockchain technology educators, innovators, and startups.

The company plans to develop a network of entrepreneurs, advisors, and limited partners who are on the front lines of this fast-moving sector of Fintech. Management firmly believes that Blockchain technology is a profound invention that offers a better, faster, cheaper way to move money and exchange assets without counterparty risk.

In-House Blockchain Application Development

Concurrent to becoming a member of the incubator, the Company will conduct an extensive search for in-house Ethereum blockchain software application developers. The company intends to develop in-house applications to take advantage of the ever-expanding opportunities for blockchain platforms in several industries as highlighted below.

One of the Company’s conceptual blockchain applications is focused on the construction industry. The construction industry lags behind other industries in research and development (R&D) investment. R&D investments for mature US companies are typically around 3.5% of sales. For some industries such as aerospace that number can be 7% to 14%. However, the construction industry only reinvests 0.5% of sales. The reasons for the low reinvestment vary but are generally due to costs and complexity. Most construction firms are small (less than 10 employees) and operate on thin profit margins. So, technology spending is often seen as an unaffordable luxury.

The Company’s conceptual construction blockchain application will be an integrated family of software applications that support the entire building lifecycle from conception, to construction, to facility management. The suite will support the needs of small contractors by offering: online collaboration, digital takeoff, estimating, and project and property management capabilities, all presented in a format that’s easy to understand and use.

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Third Party Blockchain Application Development

The Company may elect to co-develop, fund late stage development or acquire certain blockchain applications. There are currently several blockchain software applications being developed utilizing the Ethereum open-source, public, blockchain-based distributed computing platform and operating system featuring smart contract functionality. As these applications approach their final stages of development, we will conduct a comprehensive business analysis of each to determine which we feel best suits our company goals.

One such application dedicated to payment systems allows users to take advantage of blockchain’s invaluable traits. The history of being able to purchase, receive and use blockchain based tokens has been a difficult and bumpy one. Though much progress has been made, there are still only a few on-ramps (exchanges, word of mouth) into owning blockchain tokens. Not only that, but those who seek to purchase tokens from exchanges are a self-selecting group - generally technical and early adopters.

Another application the Company expects to participate with through late stage development funding is focused on the financial sector and trading of public shells. This early-stage application will develop and deploy a blockchain-based certification protocol for the transfer of control block shares of publicly traded entities.

Retaining Key Personnel

Upon funding, the Company will look to retain key personnel that fit into the culture of the company. Positions to be filled include software developers, marketing and sales, executive assistant, graphic artists and a Treasurer.

In addition, the Company will form an Advisory Committee to be filled by leaders within the blockchain sector. The Company is in discussion with several forward thinking blockchain advocates well known on the lecture circuit.

Acquisitions

As part of the Company’s growth strategy, it will seek to identify investment and acquisition candidates that will be immediately accretive to earnings. In looking at potential “target” companies, the Company:

●	Will look to identify companies whereby the Company can accelerate market access for the Target’s products

●	Can improve the target company’s performance through cost reductions to improve margins and improve cash flow

●	Can remove excess capacity in the industry through an acquisition

●	Can gain skills or technologies faster or at a lower cost than through in-house development

●	Can pick early stage winners early in the development process and further assist in the development

Target Markets

Square Chain Corporation’s investment strategy will focus on best in class software applications utilizing blockchain technology platforms. Our focus will be across several industry sectors that are incorporating blockchain technology into their business practices and processes. According to a 2015 World Economic Forum survey of 800 executives and information and communications technology sector experts, 57.9 percent of the respondents believe that 10 percent of the global GDP information will be stored on blockchain technology by 2025, thus creating significant long-term investment opportunities for Square Chain Corporation.

The blockchain market size is expected to grow from USD 241.9 Million in 2016 to USD 7,683.7 Million by 2022, at a Compound Annual Growth Rate (CAGR) of 79.6%. The major growth drivers of the market include the increasing demand for distributed ledger technology, reduced total cost of ownership, rising cryptocurrencies market cap and initial coin offerings, increasing demand for simplified business processes and creating transparency and immutability, faster transactions and increasing adoption of Blockchain-as-a-Service.

Examples of target markets include:

DRTV

Applications for Blockchain in Ecommerce

The blockchain ecommerce marketplace is becoming an economic ecosystem in its own right. As the online sales industry continues to both grow and adopt distributed ledger technology, the number of ways sellers can serve their customers — and their bottom line — will multiply. For now, here are just a few applications for blockchain technology in ecommerce.

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Smart Contracts

Smart contracts represent the most popular add-on feature of any blockchain. Basically, a smart contract is a relatively small computer program that can be stored on a blockchain, and which can automate certain tasks according to preset rules.

The power if these special blocks of code makes it easy to automate nearly any ecommerce-related process, freeing up staff to market and grow the business.

Inventory Control

One application that can use smart contracts is inventory control. By incorporating smart contracts into the blockchain, not only can inventory items be decremented from inventory as with some standard shopping carts, but replacement stock can be ordered when pre-defined thresholds are reached. A host of other functions can be automated to ensure that an online store never runs out of product, and at the same time ensuring that excess inventory is not accumulated.

Product Description Database

Making product descriptions and related images available to customers is a time-consuming and costly part of running an online store. Blockchain technology allows this information to be efficiently shared between suppliers, your online store, and with content creators.

Loyalty Rewards Software

Again, thanks to the power and versatility of smart contracts, customer loyalty reward programs can be totally automated within a blockchain. Since records of every purchase are stored in the chain, it is easy to have a smart contract offer a discount, or to issue reward points to customers as they surpass certain spending thresholds.

Supply Chain Tracking

An online store can live or die depending on the reliability of its supply chain. Not only does the store operator need to know what stock is in the pipeline and when it will arrive, but it is also crucial for them to make sure vendors are supplying the exact products ordered. The problem of fraud in the supply chain can result in inferior products being delivered, or even those with safety-related issues.

By using the blockchain to track the supply chain, ecommerce companies can ensure that vendors do not substitute products without notice, and that transparency is maintained throughout the process.

Advantages of Blockchain in Ecommerce

Cyberthreats, stifling competition, and ever changing user expectations are daily realities for every online retailer. For all but the largest sellers, the battle can not only become one of profitability, but survival. Ecommerce sites that are still standing in the years ahead will be those that adapted to these challenges early on — like now.

Although there is no shortage of ecommerce solutions on the market, blockchain technology is uniquely suited to solve many of the ills facing e-retailers. Let’s look at three of the greatest advantages blockchain offers the ecommerce industry, before we move on to see how these can be applied in real applications.

Security

Distributed ledger technology (DLT) offers the highest level of security available for online database platforms. Although there have been instances where vulnerabilities in smart contact coding resulted in fraud, there have been no verified breaches of a major blockchain backbone framework.

Since one data breach can cost an online retailer millions in revenue, and loss of future market share, blockchain offers a level of security that retailers cannot afford to do without.

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Integration with Business Processes

Blockchain is not limited to processing online payments. Part of the reason for the growth of DLT is its power to interface with new and existing systems. For the ecommerce vendor, this can mean tie-ins between the online store and a multitude of internal and external systems, processes, and partners.

By providing a shared ledger that serves the company, the online store, and external entities, a wealth of opportunities becomes available for the vendor that are only possible with blockchain.

Cost Reduction

Cost reduction has become a buzzword for selling just about everything from software to socks, but blockchain delivers on this promise.

The ability to combine payment processing, inventory management, product images and descriptions, with other business processes means fewer systems to maintain, less need for IT support staff, and fewer administrative tasks to be performed.

Maintaining even a small online store is a 24/7/365 job. The power of blockchain enables online vendors to spend more time running their business and less time running their online store.

Real Estate

Technology and real estate experts alike say blockchain technology has an important place in the commercial real estate market (CRE) with its ability to streamline processes, reduce fraud and cut costs (and middlemen). Real Estate is the largest asset class in the world, and also one of the most inefficient. Our aim is to seek out best in class applications and technology solutions serving the $217+ trillion global real-estate market with 2017 volume of $1.4 trillion.

Until recently, blockchain was known more as the technology powering Bitcoin. However, industry players now realize that blockchain-based smart contracts can play a much larger role in CRE, potentially transforming core CRE operations such as property transactions (purchase, sale, financing, leasing, and management). Over time, blockchain adoption can have a broader impact, as it can be linked to public utility services such as smart parking, waste, water, and energy billing, and also enable data-driven city management.

According to Goldman Sachs estimates, blockchain driven property records could drive up to $4bn in cost savings due to reductions in headcount and actuarial risk in the US alone.

Finance

What blockchain can do for the financial and banking industry:

Blockchain technology can potentially disrupt the financial industry that we know and use today. Here are just a few examples of how blockchain technology can transform the finance and banking industry.

Fraud Reduction

Even though blockchain is new technology, its potential to reduce fraud in the financial world is getting a lot of attention since 45% of financial intermediaries such as stock exchanges and money transfer services suffer from economic crime every year. Most banking systems around the world are built on a centralized database that is more vulnerable to cyberattack because it has one point of failure rather than many—once hackers breach the one system they have full access. The blockchain is essentially a distributed ledger where each block contains a timestamp and holds batches of individual transactions with a link to a previous block. This technology would eliminate some of the current crimes being perpetuated online today against our financial institutions.

Payments

Blockchain disruption could be highly transformative in the payments process. It would enable higher security and lower costs for banks to process payment between organizations and their clients and even between banks themselves. In the current reality, there are a lot of intermediaries in the payment processing system, but blockchain would eliminate the need for a lot of them.

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Trading Platforms

It’s exciting to contemplate the changes that might occur with our trading platforms if they relied on blockchain-based technology. There’s no doubt that the risk of operational errors and fraud would be dramatically reduced. NASDAQ and the Australian Securities Exchange are already exploring blockchain solutions to reduce costs and improve efficiencies.

Logistics and Transportation

Blockchain, the technology behind the digital asset and payment system Bitcoin - has the potential to transform the supply chain. From conducting payment and audits to tracking inventory and assets, blockchain technology will enable greater supply chain efficiency than ever before.

How Will Blockchain Technology Affect the Supply Chain?

If blockchain technology allows us to more securely and transparently track all types of transactions, imagine the possibilities it presents across the supply chain.

Every time a product changes hands, the transaction could be documented, creating a permanent history of a product, from manufacture to sale. This could dramatically reduce time delays, added costs, and human error that plague transactions today.

Some supply chains are already using the technology, and experts suggest blockchain could become a universal “supply chain operating system” before long. Consider how this technology could improve the following tasks:

●	Recording the quantity and transfer of assets - like pallets, trailers, containers, etc. - as they move between supply chain nodes
●	Tracking purchase orders, change orders, receipts, shipment notifications, or other trade-related documents
●	Assigning or verifying certifications or certain properties of physical products; for example; determining if a food product is organic or fair trade
●	Linking physical goods to serial numbers, bar codes, digital tags like RFID, etc.
●	Sharing information about manufacturing process, assembly, delivery, and maintenance of products with suppliers and vendors

Benefits in a Nutshell:

Regardless of the application, blockchain offers shippers the following advantages:

●	Enhanced Transparency. Documenting a product’s journey across the supply chain reveals its true origin and touchpoints, which increases trust and helps eliminate the bias found in today’s opaque supply chains. Manufacturers can also reduce recalls by sharing logs with OEMs and regulators
●	Greater Scalability. Virtually any number of participants, accessing from any number of touchpoints, is possible
●	Better Security. A shared, indelible ledger with codified rules could potentially eliminate the audits required by internal systems and processes
●	Increased Innovation. Opportunities abound to create new, specialized uses for the technology as a result of the decentralized architecture.

Milestones and Budget

We have the created the following milestones and budgets. It is important to note that achievement of these milestones and their budget targets is subject to substantial risk. Please see “Risk Factors” and “Forward Looking Statements.”

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Operational Objectives June 1, 2018 to August 31, 2018:

Expected proceeds from Reg A offering	Operational Objectives
$50,000	Finalize white paper consulting agreement with selected candidate(s), assemble advisory board and hire administrative assistant
30,000	Select initial target blockchain application candidate, product development plan, marketing plan
70,000	Identify and hire (2) blockchain software developers for product buildout, purchase IT equipment
150,000	Office, Admin, Regulatory, Salaries, Legal, Accounting systems, Travel, Accrued expenses/invoices
150,000	Co-Develop, partner with application developers, enter into collaborative product development and product marketing agreements
100,000	Cash reserve

$550,000	Total

Operational Objectives September 1, 2018 to November 30, 2018:

Expected proceeds from Reg A offering	Operational Objectives
$65,000	Add to consulting team
40,000	Review and analyze new blockchain applications
70,000	Expand internal blockchain software capabilities, BETA testing
75,000	Office, Admin, Regulatory, Salaries, Legal, Accounting systems, Travel, Accrued expenses/invoices
200,000	Co-Develop, partner with application developers, enter into collaborative product development and product marketing agreements
30,000	Hire internal or outsourced chief financial officer
200,000	Identify and Acquire Strategic Assets and Partners
100,000	Cash reserves

$780,000	Total

Operational Objectives December 1, 2018 to February 28, 2019:

Expected proceeds from Reg A offering	Operational Objectives
$85,000	Add to consulting team
40,000	Review and analyze new blockchain applications
120,000	Expand internal blockchain software capabilities, Continuing BETA tests
75,000	Office, Admin, Regulatory, Salaries, Legal, Accounting systems, Travel, Accrued expenses/invoices
300,000	Co-Develop, partner with application developers, enter into collaborative product development and product marketing agreements
35,000	Hire internal or outsourced chief financial officer
300,000	Identify and Acquire Strategic Assets and Partners
100,000	Cash reserves

$1,045,000	Total

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Operational Objectives March 1, 2019 to May 31, 2019:

Expected proceeds from Reg A offering	Operational Objectives
$65,000	Add to consulting team
40,000	Review and analyze new blockchain applications
120,000	Expand internal blockchain software capabilities
75,000	Office, Admin, Regulatory, Salaries, Legal, Accounting systems, Travel, Accrued expenses/invoices
400,000	Co-Develop, partner with application developers, enter into collaborative product development and product marketing agreements
35,000	Hire internal or outsourced chief financial officer
600,000	Identify and Acquire Strategic Assets and Partners
100,000	Cash reserves

$1,435,000	Total

Competition

Square Chain Corporation is pursuing a business strategy with unique characteristics compared to peer companies. Nevertheless, in addition to Square Chain Corporation, there are several other companies developing blockchain applications; and acquiring blockchain application developers.

Our potential competitors may have greater resources, better access to capital, longer histories, more intellectual property and lower cost operations.

They may secure better terms during the investment negotiation process, make strategic decisions more quickly than us and devote more capital to better performing investments than we do.

Other companies also may enter into business combinations or alliances that strengthen their competitive positions.

Growth Issues

Service Delivery Controls

When awarded contracts that require additional resources, Square Chain Corporation will utilize its list of available consultants with expertise in the required areas. The collaborative nature of our professionals, coupled with our low overhead approach of hiring consultants on an as- needed basis creates challenges in the delivery of quality services and deliverables. Square Chain Corporation realizes that not everyone will share our vision, values, and methods.

In addition, Square Chain Corporation understands that as more blockchain applications come online it becomes increasingly difficult to monitor projects and communicate information to our consultants.

Because Square Chain Corporation utilizes exhaustive interviewing, stringent candidate selection and referrals from trusted advisors there is a reasonable confidence that the majority of our concerns will be eliminated through these processes. Square Chain Corporation will enter into agreements with consultants and contractors who demonstrate a bold commitment to representing the core values of Square Chain Corporation in an effective manner.

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Scalability

The ability to reproduce our proven system on a massive scale is a concern of Square Chain Corporation. Every site is unique and presents different challenges. Such factors can negatively impact the growth and consistency of our methods and will ultimately challenge our ability to replicate our initial success. This will directly impact how fast Square Chain Corporation can scale its operations.

Insufficient Capital

Currently Square Chain Corporation is confronted with the need to attract and retain a consistent investment source in order to grow our operations rapidly. If Square Chain Corporation is not funded properly it will prevent us from capturing the majority of the market.

To maintain our leadership role and first mover advantage in this space Square Chain Corporation is seeking funding from the capital markets which may include debt and equity offerings.

Sales Lead Time

Currently lead time for each project is estimated at ten (10) months. This reflects permitting, equipment ordering and delivery of and installation.

Marketing Strategy

Marketing Square Chain Corporation’s blockchain applications will be done through several different strategies. We plan to utilize third party software sales organizations primarily. For industry specific applications, we will incorporate industry trade show participation into our marketing program.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer’s business, financial condition, or operations and any current, past or pending trading suspensions

Employees

As of March 31, 2018, we had one employee, including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. Our employee has entered agreements with us requiring him not to compete or disclose our proprietary information. Our employee is not represented by any labor union. We believe that relations with our employee are excellent.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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Description of Property

We maintain an office in North Las Vegas, Nevada. We consider that this space is sufficient for our current needs.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite these reliances, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

●	the statistical and technological skills of our service operations and research and development teams;

●	the Blockchain expertise and knowledge of our service operations and research and development teams;

●	the real-time connectivity of our service offerings;

●	the continued expansion of our proprietary technology; and

●	a continued focus on the improved financial results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of March 31, 2018:

Name and Principal Position	Age	Term of Office	Approximate hours per week

Jeffrey J Parker-President, Director	56	Since March 6, 2018	40

Jeffrey J Parker – President, Secretary, Principal Financial Officer and Director

Jeffrey J Parker was appointed to the Board of Square Chain Corporation on March 6, 2018 and assumed the roles of President, Secretary and Principal Financial Officer on March 6, 2018. Prior to this position with the Company, Mr. Parker served in various leadership capacities in the high-tech industry, including Gemesis Corporation, Sterling Semiconductor and a partner in various small business ventures. Mr. Parker is a results-oriented experienced professional providing leadership to sales and operations in the areas of small business and startup environments. Mr. Parker has a proven ability to help nurture start-ups, develop and execute plans into thriving organizations and effectively liaise with relevant shareholders to accomplish goals and resolve challenges. Mr. Parker completed both his undergraduate education and graduation level entrepreneurship certificate at the University of South Florida.

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None of our executive officers and board directors has been involved in any of the following proceedings during the past ten (10) years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceedings (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Board Composition

Our Board of Directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

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Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

EXECUTIVE COMPENSATION

Employment Agreements

Mr. Parker has entered into an employment agreement with the Company for a term of five years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that he shall receive a salary determined by the Board of Directors commensurate with the development of the Company. They may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company as of March 31, 2018:

Name and Principal Position	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Jeffrey J Parker - President, Director	-0-	-0-	-0-

Our employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company.

Stock Options

Our stockholders have approved our 2018 Stock Option Plan, as previously adopted by our Board of Directors (the “Plan”). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 5,000,000 shares of our Common Stock. To date, no options have been issued.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to ours, such option holder’s incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

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Bonus Plan for Executive Officers

The Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Option Plan

The Board of Directors of the Company has adopted a Management Stock Bonus Plan. The Plan provides that the Company shall establish a reserve of 5,000,000 shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. To date, the Company has not issued any Plan shares:

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

To the best of our knowledge, from January 1, 2016 to March 31, 2018, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Statement of Policy

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 30, 2018 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 206,248,501 shares of Common Stock.

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Class A Preferred Stock $0.001 par value

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Tan Lung Lai	20,000	100.00%

Total	20,000	100.00%

***The Company’s 20,000 shares of Series A Preferred Stock are convertible into 20,000,000 shares of Common Stock.

Class B Preferred Stock $0.001 par value

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Jeffrey J. Parker	10,000	100.00%

Total	10,000	100.00%

***The Company’s 10,000 shares of Series B Preferred Stock are convertible into 0 shares of Common Stock.

Common Stock $0.001 par value

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Before Offering	Percent of Class After Offering
Tan Lung Lai (1)(2)	20,991,951	10.18%	7.33%
Jeffrey J. Parker (3)(4)	7,500,000	3.64%	2.62%
All Executive Officers, Directors and 10% Shareholders as a Group	29,491,951	14.30%	10.30%

(1)	Tan Lung Lai was the President and Director of the Company until March 6, 2018. The shares included within Mr. Lai’s ownership included 20,000,000 shares of Common Stock to be issued upon the conversion of the Company’s 20,000 shares of Series A Preferred Stock outstanding and 991,951 shares of Common Stock held in Mr. Lai’s name.

(2)	The address of Mr. Lai is 69-2 Jalan Taman Melaka Raya 25 Taman Melaka, Melaka, Malaysia 75000.

(3)	Mr. Parker is the Company’s President, Principal Officer and Director. Mr. Parker was appointed to these roles with the Company on March 6, 2018. The shares included in Mr. Parker’s ownership include 7,500,000 shares of common stock issued to Mr. Parker on April 5, 2018.

(4)	The principal address of Mr. Parker is P.O. Box 501, St. Petersburg, FL 33731.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the quarter ended March 31, 2018, the Company’s President, CEO, CFO, Secretary and Chairman of the Board, Mr. Jeffrey J. Parker, provided advances to the Company for working capital purposes for a total of $73,978 in related party advances currently outstanding due upon demand. On March 27, 2018, the Company issued an 5% unsecured promissory note to Mr. Parker in the amount of $73,978. As of June 7, 2018, $73,978 was outstanding with accrued interest of $719.51 which is reflected as accounts payable and notes payable – related party in the accompanying unaudited balance sheets. Please see Note- 9.2 Related party balances for further information.

On April 15, 2018, the Company issued 7,500,000 shares of its common stock to Jeffrey J. Parker for his acceptance of the roles of Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Mr. Parker was not required to purchase the shares thus his cost basis is $0. On the date of issuance, the Company’s common stock closed at $.05, which equates to a valuation of $375,000. If the same number of shares were to be purchased through the Company’s offering statement, the cost basis to the purchaser would be $.05 per share for a total of $375.000.

Percentage Ownership Not Including Certain Shares

Share Structure	Number of Shares Outstanding	Percent of Class Before Offering	Percent of Class After Offering
Shares outstanding prior to offering (a)	178,748,501	100.00%	69.35%
Shares offered in offering (b)	80,000,000	0.00%	30.65%
Total shares	258,748,501	100%	100%

(a)	Shares outstanding prior to the Offering Statement not including the 7,500,000 shares issued to Jeffrey J. Parker.
(b)	Total shares outstanding after the offering equals 258,748,501 and assumes that all shares in the offering are sold.

Percentage Ownership Including All Shares Issued and Outstanding

Share Structure	Number of Shares Beneficially Owned	Percent of Class Before Offering	Percent of Class After Offering
Shares outstanding prior to offering (a)	178,748,501	95.97%	67.14%
Shares issued to Jeffrey J. Parker	7,500,000	4.03%	2.81%
Shares offered in offering (b)	80,000,000	0%	30.05%
Total shares	266,248,501	100%	100%

(a)	The 7,500,00 shares issued to Jeffrey J. Parker included in the Percent of Class Before and After Offering
(b)	Total shares outstanding after the offering equals 266,248,501 and assumes that all shares in the offering are sold.
(c)	Purchasers of the shares in the offering statement are diluted by 0.60% due to the 7,500,000 shares issued to Mr. Parker

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

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SECURITIES OFFERED

Square Chain Corporation (“Square Chain Corporation,” “We,” or the “Company”) is offering up to $4,000,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Market capital structure:

Preferred stock

The Company is authorized to issue 10,000,000 shares of Preferred stock, par value $.001. The Company has designated two series of Preferred stock as of the date of this filing.

Series A

On November 2, 2011, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation designating 20,000 shares of convertible preferred stock as Series A Preferred Stock whose par value is $.001. The Company shall be authorized to issue up to 20,000 shares of the Series A Preferred Stock. Holders of the Series A Preferred Stock shall be entitled to vote as a separate and as a single class with the common stock with each share of Series A Preferred Stock equal to 1000 shares of common stock for voting purposes. Holders shall have the right to convert each share of Series A Preferred Stock into 1000 shares of common stock.

Accounting for the Series A Preferred Stock

The Series A Preferred Stock has been classified as permanent equity as there was no redemption provision at the option of the holders. The Company evaluated the embedded conversion feature in its Series A Preferred Stock to determine if there was an embedded derivative requiring bifurcation. The Company concluded that the embedded conversion feature of the Series A Preferred Stock is not required to be bifurcated because the conversion feature is clearly and closely related to the host instrument. The Company believes the economic risks and characteristics of the Series A Preferred Stock itself and the common stock the embedded conversion feature allows the Investor to convert into have similar economic risks and characteristics.

Series B

On March 6, 2018, the Company’s Board of Directors approved the designation of a Series B Super Voting Preferred stock whose par value is $.001. Under the terms of the designation, shares of Series B Super Voting Preferred stock, the Company is authorized to issue 10,000 shares. Holders of the Series B Super Voting Preferred stock have no conversion features. Holders of Series B Preferred stock have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting. All shares of the Series B Super Voting Preferred Stock shall rank (i) senior to the Corporation’s Common Stock, par value $0.001 per share and any other class or series of capital stock of the Corporation hereafter created.

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Common Stock

The Company is authorized to issue 990,000,000 shares of Common Stock, par value $.001.

On July 22, 2013 the Company entered into a Regulation S Stock Purchase Agreement (“Agreement”) with a group of 34 non-US individual purchasers (“Purchasers”). Under the Agreement, the Company will issue a total of 125,788,400 shares of common stock to Purchasers for a total price of $628,943 ($0.005 per share). The issuance of the 125,788,400 shares is pursuant to the exemption provided by Regulation S. None of the Purchasers is a US person and the transactions underlying the Agreement are carried out outside US. Accordingly, July 29,2013, 125,788,400 shares of common stock have been issued.

Capitalization

Security	Par Value	Authorized	Outstanding	Voting Rights	Conversion Into Shares of Common Stock
Series B Preferred Stock	0.001	10,000	10,000	20:1	None
Common Stock	0.001	990,000,000	186, 248, 501	1	None
Series A Preferred Stock	0.001	20,000	20,000	1000:1	1000

Preferred Stock

The Company has authorized 10,000,000 shares of Preferred Stock,” par value $0.001 per share. At the time of this filing, the Company has two series of Preferred Stock outstanding.

Series A

On November 2, 2011, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation designating 20,000 shares of convertible preferred stock as Series A Preferred Stock whose par value is $.001. The Company shall be authorized to issue up to 20,000 shares of the Series A Preferred Stock. Holders of the Series A Preferred Stock shall be entitled to vote as a separate and as a single class with the common stock with each share of Series A Preferred Stock equal to 1000 shares of common stock for voting purposes. Holders shall have the right to convert each share of Series A Preferred Stock into 1000 shares of common stock.

Accounting for the Series A Preferred Stock

The Series A Preferred Stock has been classified as permanent equity as there was no redemption provision at the option of the holders. The Company evaluated the embedded conversion feature in its Series A Preferred Stock to determine if there was an embedded derivative requiring bifurcation. The Company concluded that the embedded conversion feature of the Series A Preferred Stock is not required to be bifurcated because the conversion feature is clearly and closely related to the host instrument. The Company believes the economic risks and characteristics of the Series A Preferred Stock itself and the common stock the embedded conversion feature allows the Investor to convert into have similar economic risks and characteristics.

Series B

On March 6, 2018, the Company’s Board of Directors approved the designation of a Series B Super Voting Preferred stock whose par value is $.001. Under the terms of the designation, shares of Series B Super Voting Preferred stock, the Company is authorized to issue 10,000 shares. Holders of the Series B Super Voting Preferred stock have no conversion features. Holders of Series B Preferred stock have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting. All shares of the Series B Super Voting Preferred Stock shall rank (i) senior to the Corporation’s Common Stock, par value $0.001 per share and any other class or series of capital stock of the Corporation hereafter created.

Common Stock

Voting Rights. The holders of the Company’s Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, except as otherwise provided by law.

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Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Conversion Rights. None

Nevada Anti-Takeover Law

Certain provisions of Nevada law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Nevada law set forth below does not purport to be complete and is qualified in its entirety by reference to Nevada law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of our Series A Convertible Preferred Stock if the option to acquire such shares is exercised would impede a business combination by the voting and conversion rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Nevada law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i) The interests of the corporation’s employees, suppliers, creditors and customers;

(ii) The economy of the state and nation;

(iii) The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv) The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v) Any other factors relevant to promoting or preserving public or community interests.

Because our Board of Directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Nevada’s “Acquisition of Controlling Interest” statute applies to Nevada corporations that do business in the State of Nevada directly or through an affiliate and which have 200 or more stockholders of record (at least 100 of which have record addresses in Nevada), unless the articles of incorporation or bylaws specifically provide otherwise. If applicable, this statute generally provides that any person acquiring certain statutorily defined “control” percentages (20%, 33.3% or a majority) of a corporation’s outstanding shares in the secondary market is not entitled to vote those “control shares” unless a majority of the other stockholders elects to restore such voting rights in whole or in part.

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Nevada Corporation Law generally provides that a Nevada corporation which has not “opted out” of coverage by this section in the prescribed manner, such as the Company, may not engage in any “combination” with an “interested stockholder” for a period of two years following the date that the stockholder became an “interested stockholder” unless prior to that time the Board of Directors of the corporation approved either the “combination” or the transaction which resulted in the stockholder becoming an “interested stockholder.”

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

Transfer Agent

Our Transfer Agent is Pacific Stock Transfer 6725 Via Austi Pkwy. Suite 300 Las Vegas, NV 89119 Telephone (800) 785-7782 Fax (702) 433-1979. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

49

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

50

F-1

SQUARE CHAIN CORPORATION

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

(Unaudited)

	March 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$-	$-
Other receivables	-	-
Total current assets	-	-

Non-current assets:
Property and equipment, net of accumulated depreciation	-	2,644,762
Total non-current assets	-	2,644,762
Total assets	$-	$2,644,762

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses and other payables	$2,000	$86,172
Deferred tax liabilities	-	8,692
Related parties payables	-	3,078,390
Note payable-Officer	73,978	-
Mortgage loans – current portion	-	157,791
Total current liabilities	75,978	3,331,045
Mortgage loans – non-current portion	-	1,204,856
Total liabilities	$75,978	$4,535,901

SHAREHOLDERS’ DEFICIT
Preferred stock: par value $0.001 per share; 10,000,000 shares authorized, 20,000 shares issued and outstanding at March 31, 2018 and 2017	20	20
Common stock: $0.001 par value, 990,000,000 shares authorized; 177,748,501 and 177,748,501 shares issued and outstanding at March 31, 2018 and 2017, respectively	177,748	177,748
Capital in excess of par value	9,496,072	9,496,072
Accumulated deficits	(9,749,818)	(11,601,672)
Accumulated other comprehensive income	-	36,693
Total shareholders’ deficit	(75,978)	(1,891,139)
Total liabilities and shareholders’ deficit	$-	$2,644,762

See notes to consolidated financial statements

F-2

SQUARE CHAIN CORPORATION

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(Stated in US Dollars)

(Unaudited)

	For the Years Ended March 31,
	2018	2017

Revenue	$-	$134,823
Cost of sales	-	(74,168)
Gross profit	-	60,655

Operating expenses
Depreciation	(81,040)	(81,040)
General and administrative	(75,978)	(92,098)
Total expenses	(157,018)	(173,138)

Loss from operations	(157,018)	(112,483)

Other income and expenses
Exchange gain	-	-
Gain on disposals	-	-
Interest income	-	16
Interest expenses	(108,336)	(108,336)
Total other income and expenses	(108,336)	(108,320)

Loss before income taxes	(265,354)	(220,803)
Income tax expense	-	-
Net loss from continuing operations	(265,354)	(220,803)

Comprehensive loss:
Foreign currency translation adjustments	-	15,504
Comprehensive loss	(265,354)	(205,299)

Discontinued operations (Note 11)
Gain on disposition of discontinued operations, net	2,080,515	-

Net income (loss)	$1,815,161	$(205,299)

Lo Loss per share: (continuing operations)
Basic and diluted	$(0.00)	$(0.00)

Weighted average common stock outstanding:
Basic and diluted	177,748,501	177,748,501

See notes to consolidated financial statements

F-3

SQUARE CHAIN CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

For the Years Ended March 31, 2018 and 2017

(Stated in US Dollars)

(Unaudited)

	Preferred stock		Common stock		Capital in excess of	Accumulated	Accumulated other comprehensive
	Shares	Amount	Shares	Amount	par value	deficit	income	Total

Balance as of April 1, 2015	20,000	$20	177,748,501	$177,748	$9,496,072	$(10,024,085)	$4,106	$(346,139)
Net loss for the year	-	-	-	-	-	(1,356,784)	-	(1,356,784)
Foreign currency translation adjustment	-	-	-	-	-	-	17,083	17,083
Balance as of March 31, 2016	20,000	20	177,748,501	177,748	9,496,072	(11,380,869)	21,189	(1,685,840)
Net loss for the year	-	-	-	-	-	(220,803)	-	(220,803)
Foreign currency translation adjustment	-	-	-	-	-	-	15,504	15,504
Balance as of March 31, 2017	20,000	$20	177,748,501	$177,748	$9,496,072	$(11,601,672)	$36,693	$(1,891,139)

Net income (loss) for the year						1,815,161		1,815,161
Foreign currency translation adjustment						36,693	(36,693)	-
Balance as of March 31, 2018	20,000	$20	177,748,501	$177,748	$9,496,072	$(9,749,818)	$-	$(75,978)

See notes to consolidated financial statements

F-4

SQUARE CHAIN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended March 31, 2018 and 2017

(Stated in US Dollars)

(Unaudited)

	For the Years Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,815,161	$(220,803)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	81,040	81,040
Gain from discontinued operations	(2,080,515)	-
Changes in assets and liabilities:
Decrease (increase) in other receivables	-	22,185
Increase (decrease) in tax payable	-	(275)
Increase (decrease) in accrued expenses and other payables	110,336	81,094
Net cash used in operating activities	(73,978)	(36,759)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of property and equipment	-	-
Net cash provided by investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Loan advance from related parties	-	39,495
Funds from note payable-officer	73,978	-
Repayment to related parties	-	(9,790)
Repayment of loan	-	(36,959)
Net cash provided (used) by financing activities	73,978	(7,254)

Effect of exchange rate changes on cash and cash equivalents	-	(1,579)

Net (decrease) in cash and cash equivalents	-	(45,592)
Cash and cash equivalents at beginning of year	-	45,592
Cash and cash equivalents at end of year	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for:
Interest expenses	$108,336	$108,336
Income taxes	$-	$-

See notes to consolidated financial statements

F-5

Square Chain Corporation

Notes to Consolidated Financial Statements

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

Note 1: Organization and principal activities

Square Chain Corporation (formerly Asia Travel Corporation) (the “Company” or “Square Chain Corp”) was incorporated under the laws of the State of Arizona on November 14, 1994 under the name of Piranha Interactive Publishing, Inc. On November 22, 1996, the Company reincorporated under the laws of the State of Nevada and effected a forward split of its common stock on a basis of approximately 242 shares of the Nevada corporation for each share of the Arizona corporation. The Company ceased to actively pursue its business operations relating to the publishing of interactive media software in July 1999.

On January 9, 2008, the Company filed a Certificate of Amendment to its Articles of Incorporation designating 100,000 shares of preferred stock as Series A Preferred Stock whose par value is $.001. The Company shall be authorized to issue up to 100,000 shares of the Series A Preferred Stock. Holders of the Series A Preferred Stock shall be entitled to vote as a separate and as a single class with the common stock with each share of Series A Preferred Stock equal to 50 shares of common stock for voting purposes. The stock is redeemable by the Company at $.05/share.

On October 28, 2009, the Company filed Amended and Restated Articles of Incorporation effectively changing the name of the corporation to Piranha Ventures, Inc.

During December 2011, the Company established a subsidiary in Hong Kong, Asia Travel (Hong Kong) Limited (formerly Realgold Venture Pte Limited) (“Asia Travel (Hong Kong)”).

On May 17, 2011, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation, increasing the number of authorized common shares to 100,000,000 and authorized preferred shares 10,000,000. In addition, the Company completed a 1:10 reverse stock split.

On November 2, 2011, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation designating 20,000 shares of convertible preferred stock as Series A Preferred Stock whose par value is $.001. The Company shall be authorized to issue up to 20,000 shares of the Series A Preferred Stock. Holders of the Series A Preferred Stock shall be entitled to vote as a separate and as a single class with the common stock with each share of Series A Preferred Stock equal to 1000 shares of common stock for voting purposes. Holders shall have the right to convert each share of Series A Preferred Stock into 1000 shares of common stock.

On November 21, 2011, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation changing the name of the corporation to Realgold International, Inc.

On May 23, 2012, the Board of Directors of the Company adopted an Amendment to the Articles of Incorporation to increase authorized stock from 10,000,000 preferred shares and 99,000,000 common shares to 10,000,000 preferred shares and 990,000,000 common shares.

On November 22, 2012, Asia Travel (Hong Kong) entered into a Lease Management Agreement (“Lease Management Agreement”) with Zhuhai Tengfei Investment Co., Ltd. (“Tengfei Investment”), a limited liability company formed under the laws of the People’s Republic of China (“China” or “PRC”). Under the Lease Management Agreement, Tengfei Investment leased the managerial and operating rights of Zhuhai Tengda International Travel Agency Co., Ltd. (“Tengda Travel”), a wholly owned subsidiary of Tengfei Investment, to Asia Travel (Hong Kong). Based on the agreement, Asia Travel (Hong Kong) obtained 20 years of business operation right from Tengda Travel from November 11, 2012 to November 19, 2032 for a consideration of US$16,048 (RMB100,000) per year.

On November 25, 2012, Asia Travel (Hong Kong) entered into an Ownership Transfer Agreement (“Ownership Transfer Agreement’) with Tengfei Investment. Under the Ownership Transfer Agreement, Tengfei Investment transfers to Asia Travel (Hong Kong) 100% of the ownership of Zhuhai Tengda Business Hotel Co., Ltd. (“Tengda Hotel”) for a total transfer price of RMB 400,000 (approximately $64,192).

F-6

Square Chain Corporation

Notes to Consolidated Financial Statements

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

Note 1: Organization and principal activities (continued)

On November 29, 2012, the Bureau of Science and Technology Industry Trade and Information of Zhuhai City approved the ownership transfer of Tengda Hotel to Asia Travel (Hong Kong). On March 26, 2013, Guangdong Province Department of Foreign Trade and Economic Cooperation approved this ownership transfer.

Tengda Hotel and Tengda Travel are wholly owned subsidiaries of Tengfei Investment. They are considered as entities under common control. Accordingly, the financial statements for Tengda Hotel and Tengda Travel have been consolidated for all periods presented, similar to a pooling-of-interests.

Tengda Travel is a limited liability company formed under the laws of the People’s Republic of China on December 23, 2011. As of March 31, 2013, Tengda Travel had registered capital of RMB 300,000, or approximately $47,662 based on the exchange rate as of March 31, 2013. Tengda Travel’s principal activity is to provide packaged tours, air ticketing, reservation of hotel rooms and golf courses and organize corporate conferences, exhibitions and show events for its customers.

Tengda Hotel, formerly named Zhuhai Meihua Hotel Co., Ltd., is a limited liability company formed under the laws of the People’s Republic of China on January 16, 2006. Tengda Hotel had registered capital of RMB 500,000, or approximately $79,403 based on the exchange rate as of March 31, 2013. Tengda Hotel is a three-star hotel with 59 guest rooms, including 24 Standard Rooms, 24 Deluxe Rooms, 10 Business Rooms and 1 Luxury Suite, with many other amenities including fitness club, gym, business center, gift shop, meeting room, ballroom, game room, and a large parking lot.

Upon the completion of the said ownership transfer, Tengda Hotel became the wholly owned subsidiary of Asia Travel (Hong Kong).

On May 16, 2013, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada changing its name from Realgold International, Inc. to Asia Travel Corporation.

On November 6, 2013, Tengda Hotel entered into an Ownership Transfer Agreement (“Ownership Transfer Agreement’) with Zhou Hui Juan and Yu Li Ying. Under the Ownership Transfer Agreement, Zhou Hui Juan and Yu Li Ying transfers to Tengda Hotel 100% of the ownership of Tengfei Investment for a total transfer price of RMB5,000,000 (approximately $820,309).

On January 22, 2014, the Bureau of Science and Technology Industry Trade and Information of Zhuhai City approved the ownership transfer of Tengfei Investment to Tengda Hotel.

Upon the completion of the said ownership transfer, Tengfei Investment became the wholly owned subsidiary of Tengda Hotel. Lease Management Agreement would be automatically terminated on January 22, 2014.

On September 27, 2016, the Company filed a 15-12G with the Securities and Exchange Commission. As such, the Company will no longer be a reporting company with the Securities and Exchange Commission. The Company’s common stock will be quoted on the OTC Markets Pinksheets.

On March 5, 2018, Small Cap Compliance, LLC was appointed Custodian of the Company by the Eighth Judicial District Court of Clark County, Nevada.

F-7

Square Chain Corporation

Notes to Consolidated Financial Statements

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

Note 1: Organization and principal activities (continued)

On March 6, 2018, the Custodian of the Company appointed Jeffrey J Parker as the Company’s sole officer and director. All past officers and directors were terminated from their position for abandonment of the Company.

On March 7, 2018, the Company filed its Reinstatement with the State of Nevada and its Annual list of officers and directors.

On March 7, 2018, the Company filed a Certificate of Designation to its Amended and Restated Articles of Incorporation for a new series of preferred stock titled Series B Super Voting Preferred Stock whose par value is $.001. Under the terms of the designation, the Company is authorized to issue 10,000 shares and the holder of the Series B Super Voting Preferred Stock has voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting.

On March 8, 2018, the Company filed a Certificate of Amendment with the State of Nevada to effectively change the name of the Company to Square Chain Corporation.

On March 9, 2018, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority for the name change to Square Chain Corporation, and for a new trading symbol.

Stock Split

On June 13, 2011, the Company effected a reverse stock split of the issued and outstanding shares of the Company on a ten (10) to one (1) basis with all fractional shares rounded up to the nearest whole share. The capital stock accounts, all share data and earnings per share data give effect to the stock split, applied retrospectively, to all periods presented.

Note 2: Summary of significant accounting policies

Basis of presentation

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The consolidated financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of consolidated financial statements. These financial statements include all adjustments that, in the opinion of management, are necessary in order to make them not misleading.

Principles of consolidation

The consolidated financial statements give effect to the Share Exchange Transaction as if occurred at the beginning of the periods presented and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates include the useful life of property and equipment, and assumptions used in assessing impairment of long-term assets.

F-8

Square Chain Corporation

Notes to Consolidated Financial Statements

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

Note 2: Summary of significant accounting policies (continued)

Fair value of financial instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, due from related parties, other assets, accrued expenses, other payables, and due to related parties approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of March 13, 2018 and 2017.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Management believes that Company’s cash and cash equivalents held by major banks located in the PRC are of high credit quality as of March 31, 2018.

Credit risk

The Company may be exposed to credit risk from its cash and fixed deposits at banks. No allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis (after taking into account their respective estimated residual value) over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

F-9

Square Chain Corporation

Notes to Consolidated Financial Statements

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

Note 2: Summary of significant accounting policies (continued)

The estimated useful lives are as follows:

Buildings	50 years
Leasehold improvements	20 years

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue Recognition

Revenue derived from hotel services is recognized when the rooms are occupied and the services are performed. Travel agency services revenues are recognized when the travel-related service, golf package service or transportation is provided, or when the organization service of corporate conferences, exhibitions and show events is commenced. Deferred revenue consisting of deposits paid in advance is recognized as revenue when the services are performed for hotels and upon commencement of travel agency services.

Employment benefits

The Company does not provide any other post-retirement or post-employment benefits.

Income Taxes

The Company is governed by the Income Tax Law of US, Hong Kong and PRC. The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of March 31, 2018 and 2017, the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Foreign currency translation

The accompanying consolidated financial statements are presented in U.S. dollars (“USD”). The reporting currency of the Company is the USD. The functional currency of EETA is Renminbi dollars (“RMB”). For the subsidiaries whose functional currencies are the USD or RMB, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.

F-10

Square Chain Corporation

Notes to Consolidated Financial Statements

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

Note 2: Summary of significant accounting policies (continued)

All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter any material transaction in foreign currencies and, accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Earnings per share

ASC 260 “Earnings per Share,” requires dual presentation of basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic net income per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Accumulated other comprehensive loss

Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ deficit, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive loss for the years ended March 31, 2018 and 2017 included net loss and unrealized loss from foreign currency translation adjustments.

Related party transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities including such person’s immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Recent accounting pronouncements

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial condition, or cash flows, based on current information.

Note 3: Going concern

As shown in the accompanying consolidated financial statements, the Company has generated a net loss from continuing operations of $265,354 and an accumulated deficit of $9,749,818 as of March 31, 2018. The Company also experienced insufficient cash flows from operations and will be required continuous financial support from the shareholders. The Company will need to raise capital to fund its operations until it is able to generate sufficient revenue to support the future development. Moreover, the Company may be continuously raising capital through the sale of debt and equity securities

F-11

Square Chain Corporation

Notes to Consolidated Financial Statements

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

Note 3: Going concern (continued)

The Company’s ability to achieve these objectives cannot be determined at this stage. If the Company is unsuccessful in its endeavors, it may be forced to cease operations. These consolidated financial statements do not include any adjustments that might result from this uncertainty which may include adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

These factors have raised substantial doubt about the Company’s ability to continue as a going concern. There can be no assurances that the Company will be able to obtain adequate financing or achieve profitability. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4: Property, plant and equipment

Property, plant and equipment consisted of the following:

	Years Ended March 31,
	2018	2017

Buildings	$-	$2,203,310
Leasehold improvements	-	848,034

Total property, plant and equipment	-	3,051,344
Less: accumulated depreciation	-	(406,582)

Total property, plant and equipment, net	$-	$2,644,762

The Company discontinued operations as of March 5, 2018. Please see Note 11: Discontinued Operations for further information.

Note 5: Mortgage loans

	Years Ended March 31,
	2018	2017

Mortgage loans - wholly repayable in year 2024	$-	$1,362,647
Less: current maturities of mortgage loans	-	(157,791)

Non-current maturities of mortgage loans	$-	$1,204,856

The Company discontinued operations as of March 5, 2018. Please see Note 11: Discontinued Operations for further information.

F-12

Square Chain Corporation

Notes to Consolidated Financial Statements

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

Note 6: Capital Stock

Preferred Stock

The Company is authorized to issue 10,000,000 shares of its preferred stock, par value $.001. As of March 31, 2018 and March 31, 2017, the Company has 30,000 and 20,000 shares of preferred stock issued and outstanding, respectively.

Series A Preferred Stock

On November 2, 2011, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation designating 20,000 shares of convertible preferred stock as Series A Preferred Stock whose par value is $.001. The Company shall be authorized to issue up to 20,000 shares of the Series A Preferred Stock. Holders of the Series A Preferred Stock shall be entitled to vote as a separate and as a single class with the common stock with each share of Series A Preferred Stock equal to 1000 shares of common stock for voting purposes. Holders shall have the right to convert each share of Series A Preferred Stock into 1000 shares of common stock. As of March 31, 2018 and March 31, 2017, the Company had 20,000 and 20,000 shares issued and outstanding, respectively

Series B Preferred Stock

On March 7, 2018, the Company filed a Certificate of Designation to its Amended and Restated Articles of Incorporation for a new series of preferred stock titled Series B Super Voting Preferred Stock whose par value is $.001. Under the terms of the designation, the Company is authorized to issue 10,000 shares and the holder of the Series B Super Voting Preferred Stock has voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting. As of March 31, 2018 and March 31, 2017, the Company had 10,000 and 0 shares issued and outstanding, respectively

Stock-Based Compensation

The Company accounts for stock-based compensation under FASB ASC subtopic 718-10, Compensation – Stock Compensation: Overall. Under FASB Subtopic 718-10, the Company measures the cost of the employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognizes the cost over the requisite service periods.

Common Stock

The Company is authorized to issue 990,000,000 shares of its common stock, par value $.001. As of March 31, 2018 and March 31, 2017, the Company has 177,748,501 and 177,748,501 shares of common stock issued and outstanding, respectively.

On July 22, 2013 the Company entered into a Regulation S Stock Purchase Agreement (“Agreement”) with a group of 34 non-US individual purchasers (“Purchasers”). Under the Agreement, the Company will issue a total of 125,788,400 shares of common stock to Purchasers for a total price of $628,943 ($0.005 per share). The issuance of the 125,788,400 shares is pursuant to the exemption provided by Regulation S. None of the Purchasers is a US person and the transactions underlying the Agreement are carried out outside US. Accordingly, July 29,2013, 125,788,400 shares of common stock have been issued.

On September 16, 2016, the Company filed a 15-12G with the Securities and Exchange Commission. As such, the Company will no longer be a reporting company with the Securities and Exchange Commission. The Company’s common stock will be quoted on the OTC Markets Pinksheets.

F-13

Square Chain Corporation

Notes to Consolidated Financial Statements

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

Note 7: Income Taxes

Square Chain Corporation is incorporated in the United States and subject to income taxes on an entity basis on income arising in, or derived from, the tax jurisdiction in which they operate. As the Company had no income generated in the United States, there was no tax expense or tax liability for the years ended March 31, 2018 and 2017.

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. For the years ended March 31, 2018 and 2017, the Company had no unrecognized tax benefits.

The Company does not anticipate any significant increase to its liability for unrecognized tax benefit within the next 12 months. The Company will classify interest and penalties related to income tax matters, if any, in income tax expense.

Years Ended March 31,
	2018	2017
Income tax expense is comprised of:
Current income tax	$-	$-
Deferred income tax	-	-
Total provision for income tax	$-	$-

Deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carryforwards. Deferred income tax was measured using the enacted income tax rates for the periods in which they are expected to be reversed. The tax effects of temporary differences that give rise to the following approximate deferred tax assets and liabilities as of March 31, 2018 and 2017 are presented below:

Years Ended March 31,
	2018	2017

Operating loss carryforward	$-	$-
Accrued tax expense	-	-
Deferred tax liabilities	$-	$-

Note 8: Loss per share

The following table presents a reconciliation of basic and diluted net loss per share:

	Years Ended March 31,
	2018	2017

Net loss available to common stockholders for basic and diluted net loss per share of common stock	$(265,354)	$(220,803)

Denominator
Basic	177,748,501	177,748,501
Conversion of preferred stock	20,000,000	20,000,000
Anti-dilutive effect of preferred stock	(20,000,000)	(20,000,000)
Weighted average common stock outstanding – diluted	177,748,501	177,748,501

Loss per common stock – basic and diluted	$(0.00)	$(0.00)

F-14

Square Chain Corporation

Notes to Consolidated Financial Statements

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

Note 9: Related parties transactions/Note Payable-Officer

The Company discontinued previous operations as of March 5, 2018. All related party loans were forgiven by all parties. Please see Note 11: Discontinued Operations for further information. On March 6, 2018, the Custodian of the Company appointed Jeffrey J Parker as the Company’s sole officer and director. All past officers and directors were terminated from their position for abandonment of the Company.

On March 27, 2018, Mr. Parker executed a demand note to the Company in the amount of $73,978 at 5% interest due August 1, 2018.

9.1 Previous Related parties

Name of related parties	Relationship with the Company
Mr. Tan Lung Lai	Shareholder of the Company
Mr. Li Guo Hua	Shareholder of the Company
Ms. Zhou Hui Juan	Shareholder of the Company
Ms. Yu Li Ying	Mother-in-law of shareholder of the Company

9.2 Related party balances

The Company had the following related party balances at March 31, 2018 and 2017:

	Years Ended March 31,
	2018		2017

Loan from Mr. Tan Lung Lai		$-	$1,215,321
Loan from Mr. Li Guo Hua		-	678,360
Loan from Ms. Zhou Hui Juan		-	624,672
Loan from Ms. Yu Li Ying		-	560,037
Total related party payables	$		$3,078,390

Note payable-officer		$73,978	$-
Total notes payable		$73,978	$-

Note 10: Commitments and contingencies

Legal Proceeding

For the year ended March 31, 2016, the Company received the summons and complaint filed by Allison Carr (“Plaintiff”) in the Judicial District Court for Salt Lake County, State of Utah. The Company was named as one of the defendants by the Plaintiff. The Plaintiff was the ex-wife of Curtis S. Olsen, a former officer of the Company. The Plaintiff claimed that Curtis Olsen and Kip Eardley, another former officer of the Company, wrongfully transferred the shares of the Company held by Curtis Olsen. The Plaintiff claimed that the shares in question were transferred to an entity controlled by Kip Eardley below the fair value. The Plaintiff alleged that Curtis Olsen and Kip Eardley transferred the shares with intention to hide the assets from the Plaintiff amid the divorce proceedings. The Company had engaged a Utah counsel to represent them in the lawsuit. This lawsuit was ended as the Plaintiff filed a motion to dismiss to end the lawsuit and the court granted such motion. There was no damage caused to the Company.

There has been no other legal proceeding in which the Company is a party as of March 31, 2018.

F-15

Square Chain Corporation

Notes to Consolidated Financial Statements

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

Note 11: Discontinued Operations

The Company previously operated a travel agency, hotel and Tengfei through direct ownership in China. These operations were discontinued and abandoned:

On March 5, 2018, Small Cap Compliance, LLC was appointed Custodian of the Company by the Eighth Judicial District Court of Clark County, Nevada.

On March 6, 2018, the Custodian of the Company appointed Jeffrey J Parker as the Company’s sole officer and director. All past officers and directors were terminated from their position for abandonment of the Company.

The gain on disposition of these discontinued operations was calculated as follows:

Fair value as of March 2018:

Accrued expenses	$196,508
Deferred tax liabilities	8,692
Related party payables	3,078,390
Mortgage loans	1,362,647
Property and equipment book value	(2,563,722)
Gain on disposition of discontinued operations	$2,080,515

Note 12: Subsequent Events

None

Note 13. Change in Management

On March 5, 2018, Small Cap Compliance, LLC was appointed Custodian of the Company by the Eighth Judicial District Court of Clark County, Nevada.

On March 6, 2018, the Custodian of the Company appointed Jeffrey J Parker as the Company’s sole officer and director. All past officers and directors were terminated from their position for abandonment of the Company.

F-16

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Acceptance of Registered Agent Appointment
3.2	Articles of Merger
3.3	Certificate of Amendment to Articles of Incorporation
3.4	Designation of Rights Series A Preferred Stock
3.5	Certificate of Correction to Articles of Incorporation
3.6	Restated Articles of Incorporation
3.7	Amended and Restated Articles of Incorporation
3.8	Certificate of Amendment
3.9	Certificate of Designation Convertible Series A Preferred Stock
3.10	Certificate of Amendment to Articles of Incorporation
3.11	Certificate of Amendment to Articles of Incorporation
3.12	Certificate of Amendment by Custodian
3.13	Certificate of Designation of Series B Preferred Stock
3.14	Certificate of Amendment to Articles of Incorporation
3. 15	Amended and Restated Articles of Incorporation
3. 16	Amendment Articles of Incorporation-Name Change
3. 17	Bylaws
3.5	Amended Articles of Incorporation
4.1	Certificate of Designation Series B Preferred Stock
4.2	Subscription Agreement
6.1	Incentive Stock Option Plan
6.2	Management Stock Bonus Plan
6.3	Performance Bonus Plan
6.4	Employment Agreement of Jeffrey J. Parker
10.1	Promissory Note issued to Jeffrey J. Parker dated March 27, 2018
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.

F-17

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Las Vegas, State of Nevada, on June 15 , 2018.

(Exact name of issuer as specified in its charter):	Square Chain Corporation

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Jeffrey J. Parker
Jeffrey J. Parker, Chief Executive Officer (Principal Executive Officer).

(Date): June 15, 2018

/s/ Jeffrey J. Parker
Jeffrey J. Parker, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): June 15, 2018

SIGNATURES OF DIRECTORS:

/s/ Jeffrey J. Parker	June 15 , 2018
Jeffrey J. Parker, Director	Date

F-18